TABLE OF CONTENTS

PROXY CIRCULAR AND PROXY STATEMENT
SOLICITATION AND REVOCATION OF PROXIES
VOTING OF PROXIES
ELECTRONIC ACCESS TO PROXY-RELATED MATERIALS AND ANNUAL AND QUARTERLY REPORTS
VOTING SHARES
FINANCIAL STATEMENTS AND AUDITORS’ REPORT
SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2003 ANNUAL MEETING
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
Section 16(a) Beneficial Ownership Reporting Compliance
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in 2001
Aggregate Option Exercises in 2001 and Year-End Option Values
Long-Term Incentive Plans — Awards in Last Fiscal Year
Pension Plans
CERTAIN EMPLOYMENT ARRANGEMENTS
INDEBTEDNESS OF MANAGEMENT
COMPENSATION OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
JOINT BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION OF NORTEL NETWORKS CORPORATION AND NORTEL NETWORKS LIMITED
Compensation Philosophy and Objectives
Base Salary
Short Term Incentives
Long Term Incentives
2001 Compensation for the President and Chief Executive Officer
2001 Compensation for the Former President and Chief Executive Officer
SHAREHOLDER RETURN PERFORMANCE GRAPH
Comparison of the Five-Year Cumulative Total Shareholder Return
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
JOINT CORPORATE GOVERNANCE REPORT OF NORTEL NETWORKS CORPORATION AND NORTEL NETWORKS LIMITED
AUDITOR INDEPENDENCE
Audit Fees
Financial Information Systems Design and Implementation Fees
All Other Fees
REPORT OF THE AUDIT COMMITTEE OF NORTEL NETWORKS CORPORATION
APPOINTMENT OF AUDITORS
SHAREHOLDER PROPOSAL
INFORMATION CONCERNING THE COMPANY
DIRECTORS’ APPROVAL
SCHEDULE "A”
SHAREHOLDER PROPOSAL

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the

Commission only (as permitted by

Rule 14a-6(e)(2)).

Definitive Proxy Statement.

Definitive Additional Materials.

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

NORTEL NETWORKS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

      Payment of Filing Fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Nortel Networks Corporation 8200 Dixie Road, Suite 100 Brampton ON L6T 5P6 • Canada

www.nortelnetworks.com

L.R. Wilson Chairman of the Board

March 11, 2002

Dear Shareholder:

On behalf of the board of directors and the management of Nortel Networks Corporation, I invite you to attend our 2002 annual and special meeting of shareholders. The meeting will be held at the World Trade and Convention Centre, 1800 Argyle Street, Halifax, Nova Scotia at 11:15 a.m. (local time) on Thursday, April 25, 2002. We have enclosed the notice of meeting, proxy circular and proxy statement, and form of proxy for the meeting.

We want all shareholders to be represented at the meeting. If you are unable to attend the meeting, please complete, date, and sign the form of proxy, and return it in the enclosed envelope. Even if you plan to attend the meeting, you can conveniently express your views in advance by returning a completed form of proxy.

We look forward to seeing you at the meeting.

Yours truly,

/s/ L.R.Wilson L.R. Wilson

Notice of Annual and Special Meeting of Shareholders of
Nortel Networks Corporation

NOTICE IS HEREBY GIVEN that the annual and special meeting of shareholders of Nortel Networks Corporation will be held at the World Trade and Convention Centre, 1800 Argyle Street, Halifax, Nova Scotia at 11:15 a.m. (local time) on Thursday, April 25, 2002, for the following purposes:

(1)	to receive the Company’s audited consolidated financial statements for the year ended December 31, 2001, and the related report of the auditors;

(2)	to elect the Company’s directors;

(3)	to appoint Deloitte & Touche LLP as the Company’s auditors;

(4)	to consider the shareholder proposal set forth in Schedule “A” to the proxy circular and proxy statement; and

(5)	to transact such other business as may properly be brought before the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Deborah J. Noble
Corporate Secretary
Nortel Networks Corporation
Brampton, Ontario
February 28, 2002

YOU ARE INVITED TO VOTE BY COMPLETING AND SIGNING THE ENCLOSED FORM OF PROXY. A VOTE BY PROXY WILL BE COUNTED IF IT IS COMPLETED PROPERLY AND IS RECEIVED BY OUR TRANSFER AGENT NO LATER THAN 10:15 A.M. EASTERN DAYLIGHT SAVING TIME ON WEDNESDAY, APRIL 24, 2002. THE TRANSFER AGENT’S ADDRESS IS: COMPUTERSHARE TRUST COMPANY OF CANADA, 100 UNIVERSITY AVENUE, TORONTO, ONTARIO, CANADA M5J 2Y1.

PROXY CIRCULAR AND PROXY STATEMENT

TABLE OF CONTENTS

PROXY CIRCULAR AND PROXY STATEMENT	1
SOLICITATION AND REVOCATION OF PROXIES	1
VOTING OF PROXIES	1
ELECTRONIC ACCESS TO PROXY-RELATED MATERIALS AND ANNUAL AND QUARTERLY REPORTS	2
VOTING SHARES	2
FINANCIAL STATEMENTS AND AUDITORS’ REPORT	2
SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2003 ANNUAL MEETING	2
ELECTION OF DIRECTORS	3
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT	5
Section 16(a) Beneficial Ownership Reporting Compliance	7
EXECUTIVE COMPENSATION	8
Summary Compensation Table	8
Option Grants in 2001	9
Aggregate Option Exercises in 2001 and Year-End Option Values	11
Long-Term Incentive Plans — Awards in Last Fiscal Year	12
Pension Plans	12
CERTAIN EMPLOYMENT ARRANGEMENTS	14
INDEBTEDNESS OF MANAGEMENT	15
COMPENSATION OF DIRECTORS	16
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	17
JOINT BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION OF NORTEL NETWORKS CORPORATION AND NORTEL NETWORKS LIMITED	17
Compensation Philosophy and Objectives	18
Base Salary	18
Short Term Incentives	18
Long Term Incentives	19
2001 Compensation for the President and Chief Executive Officer	20
2001 Compensation for the Former President and Chief Executive Officer	20
SHAREHOLDER RETURN PERFORMANCE GRAPH	21
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE	22
JOINT CORPORATE GOVERNANCE REPORT OF NORTEL NETWORKS CORPORATION AND NORTEL NETWORKS LIMITED	22
AUDITOR INDEPENDENCE	31
Audit Fees	31
Financial Information Systems Design and Implementation Fees	31
All Other Fees	31
REPORT OF THE AUDIT COMMITTEE OF NORTEL NETWORKS CORPORATION	31
APPOINTMENT OF AUDITORS	32
SHAREHOLDER PROPOSAL	32
INFORMATION CONCERNING THE COMPANY	32
DIRECTORS’ APPROVAL	33
SCHEDULE “A” — SHAREHOLDER PROPOSAL	A-1

Nortel Networks Corporation
8200 Dixie Road, Suite 100
Brampton ON L6T 5P6 • Canada

PROXY CIRCULAR AND PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES

     WE WANT ALL OF THE COMPANY’S SHAREHOLDERS TO VOTE AT THE COMPANY’S ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS. THE MEETING WILL BE HELD AT THE WORLD TRADE AND CONVENTION CENTRE, 1800 ARGYLE STREET, HALIFAX, NOVA SCOTIA AT 11:15 A.M. (LOCAL TIME) ON THURSDAY, APRIL 25, 2002. WE HAVE ENCLOSED A FORM OF PROXY WHICH IS BEING SOLICITED BY US THAT CAN BE USED FOR VOTING AT THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS OF THE MEETING.

     We may solicit proxies by telephone, facsimile or mail. The Company will pay the cost for such solicitation. Directors and/or employees of the Company may conduct personal solicitations. Directors and employees will not receive any additional compensation for that activity. The Company will, upon request, pay brokers and certain other persons who hold the Company’s common shares for others, their reasonable expenses for sending proxy materials to the beneficial owners. The principal executive offices of the Company are located at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T 5P6.

     THREE OF US ARE NAMED AS YOUR PROXYHOLDERS AT THE MEETING ON THE ENCLOSED FORM OF PROXY. YOU MAY APPOINT A DIFFERENT PERSON OR COMPANY (WITH APPROPRIATE DOCUMENTATION) WHO DOES NOT HAVE TO BE A SHAREHOLDER AS YOUR PROXYHOLDER AT THE MEETING BY INSERTING THE NAME OF YOUR CHOSEN PROXYHOLDERS IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE. YOU CAN ALSO PREPARE YOUR OWN PROPER FORM OF PROXY. EVERY FORM OF PROXY MUST BE IN WRITING AND MUST BE SIGNED BY YOU OR BY YOUR ATTORNEY WHOM YOU HAVE AUTHORIZED IN WRITING.

     YOU MAY REVOKE A FORM OF PROXY GIVEN BY YOU. A REVOCATION MUST BE IN WRITING AND MUST BE SIGNED BY YOU OR YOUR ATTORNEY WHOM YOU HAVE AUTHORIZED IN WRITING. REVOCATIONS SHOULD BE DELIVERED TO THE ATTENTION OF THE CORPORATE SECRETARY AT THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES AT 8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA L6T 5P6, OR TO COMPUTERSHARE TRUST COMPANY OF CANADA, 100 UNIVERSITY AVENUE, TORONTO, ONTARIO, CANADA M5J 2Y1, NO LATER THAN 10:15 A.M. EASTERN DAYLIGHT SAVING TIME ON WEDNESDAY, APRIL 24, 2002, OR TO THE CHAIRMAN OF THE MEETING ON THE MEETING DAY, BUT BEFORE THE START OF THE MEETING.

     All dollar amounts in this document are in United States dollars unless otherwise stated. All information contained in this document is as of February 28, 2002, unless otherwise indicated.

     The notice of meeting, this document, and the form of proxy will be mailed commencing on or about March 11, 2002 to registered holders of the Company’s common shares as at the close of business on March 8, 2002.

VOTING OF PROXIES

     Your vote will be cast at the Company’s annual and special meeting of shareholders in accordance with your directions if you properly complete and deliver a form of proxy. You or an attorney whom you have authorized in writing must sign your form of proxy. In addition, the proxy must be received by Computershare Trust Company of Canada, the Company’s transfer agent, no later than 10:15 a.m. Eastern Daylight Saving Time on Wednesday, April 24, 2002.

     If you sign and deliver a blank proxy, your shares will be voted in favor of the persons we nominate for director and in favor of the appointment of Deloitte & Touche LLP as the Company’s auditors, and your shares will be voted against the approval of the shareholder proposal set forth in Schedule “A” hereto.

     If your shares are held by a broker who does not indicate how to vote on a particular matter that comes up for a vote at the meeting, your shares will be treated as not entitled to vote on that matter for purposes of determining whether the matter has received the required level of shareholder approval.

     The person to whom you give your proxy will decide how to vote on amendments or variations to the matters of business described above and on any additional or different matters that may properly come up for a vote at the meeting. We are not aware of any proposal to bring any additional or different matters to a vote at the meeting.

     Computershare Trust Company of Canada, the Company’s transfer agent, will deal with proxies received by it in a way that preserves the confidentiality of your individual votes. However, the Company will have access to proxies as necessary to meet applicable legal requirements, including, in the event of a proxy contest, or in the event a shareholder has made a written comment or submitted a question on the proxy.

ELECTRONIC ACCESS TO PROXY-RELATED MATERIALS
AND ANNUAL AND QUARTERLY REPORTS

     We are offering our shareholders the opportunity to view future proxy circulars and proxy statements, annual reports and quarterly reports through the Internet instead of receiving paper copies in the mail. If you are a registered shareholder you can choose this new option by following the instructions on your form of proxy. If you hold your common shares through an intermediary (such as a bank or broker), please refer to the information provided by the intermediary on how to choose to view our proxy circulars and proxy statements, annual reports and quarterly reports through the Internet.

VOTING SHARES

     On February 28, 2002, 3,204,652,807 common shares of the Company were issued and outstanding. Each common share entitles the holder to one vote. Only registered holders of common shares of the Company as at the close of business on March 8, 2002 are entitled to receive the notice of meeting and to vote at the meeting.

     We are not aware of any person who, as of February 28, 2002, beneficially owned or exercised control or direction over more than five percent of the Company’s common shares.

FINANCIAL STATEMENTS AND AUDITORS’ REPORT

     At the meeting, we will submit the Company’s audited consolidated financial statements for the year ended December 31, 2001, and the related report of our auditors, to you. No vote will be taken regarding the financial statements.

SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2003 ANNUAL MEETING

     If you want to propose any matter for a vote by the Company’s shareholders at the Company’s 2003 annual meeting, you must send your proposal to the Company’s Corporate Secretary, Nortel Networks Corporation, 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T 5P6. The Company may omit your proposal from next year’s proxy circular and proxy statement under applicable United States securities laws if it is not received by the Company’s Corporate Secretary at the address noted above by November 1, 2002 and may omit your proposal from next year’s proxy circular and proxy statement under applicable Canadian corporate law if it is not received by the Company’s Corporate Secretary at the address noted above by December 2, 2002.

ELECTION OF DIRECTORS

     The Company’s articles permit the Company to have between three and 15 directors, with the actual number of directors determined by the board of directors. We have resolved to have ten directors effective upon the election of the directors at the annual and special meeting of shareholders. Directors are elected at the annual meeting of shareholders, except that we can appoint directors in certain circumstances between annual meetings. Each person who is appointed or elected to the board of directors will hold that position until the close of the next annual meeting of shareholders, until he or she ceases to be a director by operation of law or until he or she resigns. One current director will not be standing for re-election at the meeting.

     Under the Company’s articles, in order for a nominee to be elected as a director, at least two-thirds of the votes attaching to the shares represented in person or by valid proxy at the meeting and entitled to vote for directors must be voted in the nominee’s favor. If you withhold your vote for a nominee, that will have the same effect as voting against the nominee. The results of the election of directors at the meeting will be determined and certified by the scrutineers for the meeting.

     The Company’s board of directors held 24 meetings in 2001. Committees of the board of directors held 28 meetings in 2001. Each director attended 75 percent or more of the combined meetings of the board of directors and the committees of the board of directors on which such director served. The Company’s directors are also the directors of Nortel Networks Limited.

     IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED, UNLESS YOU SPECIFICALLY DIRECT THAT YOUR VOTE FOR ANY OR ALL OF THOSE NOMINEES BE WITHHELD. ALL THE NOMINEES, WITH THE EXCEPTION OF MESSRS. JOHN E. CLEGHORN AND WILLIAM A. OWENS, WERE PREVIOUSLY ELECTED BY THE SHAREHOLDERS OF THE COMPANY AS DIRECTORS OF THE COMPANY.

     IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY AND ANY OF THE NOMINEES IS FOR ANY REASON UNAVAILABLE TO SERVE, YOUR PROXYHOLDER AT THE MEETING MAY CHOOSE TO VOTE FOR ANOTHER QUALIFIED NOMINEE. WE HAVE NO REASON TO BELIEVE THAT ANY NOMINEE WILL BE UNAVAILABLE TO SERVE.

     Set out below is certain information concerning our nominees for election as directors of the Company:

THE HON. JAMES JOHNSTON BLANCHARD, 59, Beverly Hills, Michigan, has been a director of the Company since March 7, 2000 and of Nortel Networks Limited since May 1, 1997. Mr. Blanchard has been a shareholder in the law firm of Verner, Liipfert, Bernhard, McPherson and Hand, Chartered since April 1996. He was previously United States Ambassador to Canada, Governor of the State of Michigan, and a member of the United States House of Representatives. Mr. Blanchard is also a director of Brascan Corporation, Enbridge Inc., Kasten Chase Applied Research Limited, Long Distance of Michigan, Inc., Minacs Worldwide Inc., Teknion Corporation, The John F. Kennedy Memorial Library Foundation, and The J.P. McCarthy Foundation.

ROBERT ELLIS BROWN, 57, Westmount, Québec, has been a director of the Company since March 7, 2000 and of Nortel Networks Limited since April 27, 2000. Mr. Brown has been the President and Chief Executive Officer of Bombardier Inc., a corporation involved in the manufacturing of aircraft and transportation equipment, since February 1999. Mr. Brown was President and Chief Operating Officer of Bombardier Aerospace prior thereto. Mr. Brown is also a director of Bombardier Inc.

JOHN EDWARD CLEGHORN, 60, Toronto, Ontario, has been a director of the Company and of Nortel Networks Limited since May 24, 2001. Mr. Cleghorn was Chairman and Chief Executive Officer of RBC Financial Group from January 1995 to July 2001. He is also a director of Canadian Pacific Railway Limited, Finning International Inc. and SNC–Lavalin Group Inc. He is Chancellor of Wilfrid Laurier University, Chairman of Historica Foundation of Canada and Chairman, Faculty of Management International Advisory Board, and Governor of McGill University. He is also a director of Canadian Special Olympics Foundation.

FRANK ANDREW DUNN, 48, Oakville, Ontario, has been a director of the Company since March 7, 2000 and of Nortel Networks Limited since April 30, 2000. Mr. Dunn has been the President, Chief Executive Officer and Chief Financial Officer of the Company and of Nortel Networks Limited since February 2002. Mr. Dunn was President and Chief Executive Officer of the Company and of Nortel Networks Limited from November 2001 to February 2002, Chief Financial Officer of the Company from March 2000 to November 2001 and of Nortel Networks Limited from January 2000 to November 2001, Senior Vice-President and Chief Financial Officer of Nortel Networks Limited from February 1999 to January 2000, Senior Vice-President, Finance and Planning of Nortel Networks Limited from April 1997 to January 1999, and Vice-President, Operations Finance and Planning of Nortel Networks Limited prior thereto.

L. YVES FORTIER, C.C., Q.C., 66, Westmount, Québec, has been a director of the Company since March 7, 2000 and of Nortel Networks Limited since April 30, 1992. Mr. Fortier is a senior partner and Chairman of the law firm of Ogilvy Renault. He is also Governor (Chairman of the Board) of Hudson’s Bay Company, and a director of DuPont Canada Inc., Groupe TVA Inc., NOVA Chemicals Corporation, and Royal Bank of Canada.

ROBERT ALEXANDER INGRAM, 59, Durham, North Carolina, has been a director of the Company since March 7, 2000 and of Nortel Networks Limited since April 29, 1999. Mr. Ingram has been the Chief Operating Officer and President, Pharmaceutical Operations of GlaxoSmithKline plc, a corporation involved in the research, development, manufacturing and sale of pharmaceuticals, since January 2001. He was Chief Executive of Glaxo Wellcome plc from October 1997 to December 2000 and Chairman of Glaxo Wellcome Inc., Glaxo Wellcome plc’s United States subsidiary, from January 1999 to December 2000. Mr. Ingram was Chairman, President and Chief Executive Officer of Glaxo Wellcome plc from October 1997 to January 1999, and President and Chief Executive Officer of Glaxo Wellcome plc prior thereto. Mr. Ingram is also a director of GlaxoSmithKline plc, Lowe’s Companies, Inc., Misys plc, and Wachovia Corporation.

WILLIAM ARTHUR OWENS, 61, Kirkland, Washington, has been a director of the Company and of Nortel Networks Limited since February 28, 2002. Mr. Owens has been Vice-Chairman and Co-Chief Executive Officer of Teledesic LLC, a satellite communications company, since August 1998. He was President, Chief Operating Officer and Vice-Chairman of the Board of Directors of Science Applications International Corporation prior thereto. Mr. Owens is also a director of British American Tobacco plc, Cray Inc., ICO Global Communications (Holdings) Limited, IDT Corporation, Lumera Corporation, Metal Storm Limited, Microvision, Inc., Polycom, Inc., Symantec Corporation, Telstra Corporation Limited, and ViaSat, Inc.

GUYLAINE SAUCIER, C.M., F.C.A., 55, Montréal, Québec, has been a director of the Company since March 7, 2000 and of Nortel Networks Limited since May 1, 1997. She was Chair of the Joint Committee on Corporate Governance, which was established by the Canadian Institute of Chartered Accountants, the Canadian Venture Exchange, and The Toronto Stock Exchange in 2000 to review the state of corporate governance in Canada and make recommendations thereon. She was also Chair of The Canadian Institute of Chartered Accountants from June 1999 to June 2000. She is also a director of Axa Assurances Inc., Bank of Montreal, Petro-Canada, Tembec Inc., and International Federation of Accountants. Mrs. Saucier was also Chairman of the Board and a director of the Canadian Broadcasting Corporation, a public broadcaster, from April 1995 to December 2000.

SHERWOOD HUBBARD SMITH, JR., 67, Raleigh, North Carolina, has been a director of the Company since March 7, 2000 and of Nortel Networks Limited since April 28, 1994. Mr. Smith has been Chairman Emeritus of the Board of Directors of CP&L, an electric utility company, since December 2000. He was Chairman Emeritus of the Board of Directors of Carolina Power & Light Company from May 1999 to November 2000. Mr. Smith was non-executive Chairman of the Board of Carolina Power & Light Company prior thereto. He is also a trustee of Northwestern Mutual Life Insurance Company, a director and Chairman of the Triangle Universities Center for Advanced Studies, Inc., and a trustee and Vice Chairman of the Research Triangle Foundation.

LYNTON RONALD WILSON, O.C., 61, Oakville, Ontario, has been a director of the Company since March 7, 2000 and of Nortel Networks Limited since April 25, 1991 and non-executive Chairman of the Boards of the Company and Nortel Networks Limited since February 2002. He was executive Chairman of the Boards of the Company and Nortel Networks Limited from November 2001 to February 2002. He was non-executive Chairman of the Boards of the Company and Nortel Networks Limited from April 2001 to November 2001. Mr. Wilson was Chairman of the Board of Directors of BCE Inc., a telecommunications company, from May 1998 to April 2000, serving in a non-executive capacity from January 1999. Mr. Wilson was Chairman and Chief Executive Officer of BCE Inc. prior thereto. He is also a director and Chairman of the Board of CAE, Inc., a flight training, services and equipment company. He is also a director of DaimlerChrysler AG, Imperial Oil Limited, and Ontario Power Generation Inc.

     John A. Roth of Orangeville, Ontario, will not be standing for re-election as a director of the Company. Mr. Roth has been non-executive Vice-Chairman of the Company and of Nortel Networks Limited since November 2001. Mr. Roth was President and Chief Executive Officer of the Company from March 2000 to November 2001 and of Nortel Networks Limited from September 1999 to November 2001. Mr. Roth was Vice-Chairman and Chief Executive Officer of Nortel Networks Limited from August 1998 to September 1999, President and Chief Executive Officer of Nortel Networks Limited from October 1997 to August 1998, President and Chief Operating Officer of Nortel Networks Limited from February 1997 to October 1997, and Executive Vice-President and Chief Operating Officer of Nortel Networks Limited prior thereto.

     Shareholders who wish to have the committee on directors of the board of directors of the Company consider the nomination of any person for director should communicate with the Company’s Corporate Secretary at the Company’s principal executive offices.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table shows the number of common shares of the Company, Entrust Technologies Inc. and Elastic Networks Inc. beneficially owned, as of February 28, 2002, by each of the Company’s directors, nominees for election as director and named executive officers, as well as by the directors, nominees and executive officers as a group. Entrust Technologies Inc. and Elastic Networks Inc. were affiliates of the Company as of February 28, 2002. On March 5, 2002, Elastics was acquired by Paradyne Networks, Inc. and Elastic’s common shares ceased trading on March 6, 2002.

     A person is deemed to be a beneficial owner of a common share if that person has, or shares, the power to vote or transfer the common share. A person is also deemed to be a beneficial owner of a common share if such person has the right to acquire the share within 60 days. More than one person may be deemed a beneficial owner of a common share and a person need not have an economic interest in a share to be a beneficial owner.

		Amount and Nature of
Name of Beneficial Owner	Title of Class of Security	Beneficial Ownership (1)

J.J. Blanchard	Common shares of the Company Share units of the Company	7,725 3,735	(2) (3)

R.E. Brown	Common shares of the Company	10,614	(4)

J.E. Cleghorn	Common shares of the Company	8,000

F.A. Dunn	Common shares of the Company	433,710	(5)

L.Y. Fortier	Common shares of the Company Share units of the Company	13,417 5,188	(6) (3)

R.A. Ingram	Common shares of the Company Share units of the Company	4,089 2,255	(7) (3)

W.A. Owens*	Common shares of the Company	—

J.A. Roth	Common shares of the Company	6,402,846	(8)

G. Saucier	Common shares of the Company Share units of the Company	16,805 9,953	(9) (3)

S.H. Smith, Jr.	Common shares of the Company Share units of the Company	24,524 11,446	(10) (3)

L.R. Wilson	Common shares of the Company Share units of the Company	166,203 1,495	(11) (3)

C. Bolouri	Common shares of the Company	374,020	(12)

N.J. DeRoma	Common shares of the Company	502,003	(13)

G.R. Donahee	Common shares of the Company	512,055	(14)

F. Plastina	Common shares of the Company	364,711	(15)

Directors, nominees and executive officers as a group (consisting of 35 persons, including those named above)	Common shares of the Company Share units of the Company Common shares of Entrust Technologies Inc. Common shares of Elastic Networks Inc.	14,736,461 34,072 1,000 5,000	(16) (3) (17) (18)

*	Mr. Owens was appointed a director of the Company and of Nortel Networks Limited effective February 28, 2002.

(1)	Except as set forth below, each person has sole investment and voting power with respect to the common shares beneficially owned by such person. Includes common shares subject to stock options exercisable by February 28, 2002 or that become exercisable within 60 days from February 28, 2002. As of February 28, 2002, each director, nominee and named executive officer, and the directors, nominees and executive officers as a group, beneficially owned less than 1.0 percent of the outstanding common shares of the Company.

(2)	Includes 1,333 common shares subject to stock options.

(3)	Share units of the Company issued under the Nortel Networks Limited Directors’ Deferred Share Compensation Plan. Each share unit represents the right to receive one common share of the Company. The Nortel Networks Limited Directors’ Deferred Share Compensation Plan is described on page 16 below under the heading “Compensation of Directors”.

(4)	Includes 1,333 common shares subject to stock options. Excludes 473 common shares beneficially owned by Mr. Brown’s adult children residing with Mr. Brown and 671 common shares beneficially owned by Mr. Brown’s spouse. Mr. Brown disclaims beneficial ownership of those excluded shares.

(5)	Includes 331,334 common shares subject to stock options. Excludes 1,400 common shares beneficially owned by Mr. Dunn’s adult children residing with Mr. Dunn. Mr. Dunn disclaims beneficial ownership of those excluded shares.

(6)	Includes 1,333 common shares subject to stock options. Excludes 5,000 common shares beneficially owned by Mr. Fortier’s spouse. Mr. Fortier disclaims beneficial ownership of those excluded shares.

(7)	Includes 1,333 common shares subject to stock options and 1,800 common shares as to which Mr. Ingram shares investment and voting power with his spouse.

(8)	Includes 5,590,000 common shares subject to stock options, 171,600 common shares beneficially owned by a corporation that is controlled by Mr. Roth, and 12,800 common shares beneficially owned by Mr. Roth’s spouse. Excludes 108 common shares beneficially owned by Mr. Roth’s adult child residing with him. Mr. Roth disclaims beneficial ownership of those excluded shares.

(9)	Includes 1,333 common shares subject to stock options and 15,472 common shares beneficially owned by a corporation that is wholly-owned by Mrs. Saucier.

(10)	Includes 1,333 common shares subject to stock options and excludes 1,600 common shares beneficially owned by Mr. Smith Jr.’s spouse. Mr. Smith, Jr. disclaims beneficial ownership of those excluded shares.

(11)	Includes 1,333 common shares subject to stock options and 157,855 common shares beneficially owned by a corporation that is wholly-owned by Mr. Wilson. Also includes 1,000 common shares owned by an organization of which Mr. Wilson is a member and in respect of which Mr. Wilson shares investment and voting power. Excludes 2,204 common shares beneficially owned by Mr. Wilson’s spouse. Mr. Wilson disclaims beneficial ownership of those excluded shares.

(12)	Includes 347,999 common shares subject to stock options. Excludes 23,099 common shares subject to stock options and 6,020 common shares beneficially owned by Mr. Bolouri’s spouse. Mr. Bolouri disclaims beneficial ownership of those excluded shares.

(13)	Includes 383,334 common shares subject to stock options and 84,752 common shares as to which Mr. DeRoma shares investment and voting power with his spouse.

(14)	Includes 486,669 common shares subject to stock options. Excludes 566 common shares beneficially owned by Mr. Donahee’s adult children residing with Mr. Donahee. Mr. Donahee disclaims beneficial ownership of those excluded shares.

(15)	Includes 351,665 common shares subject to stock options.

(16)	Includes 11,819,216 common shares subject to stock options. Also includes 247,869 common shares as to which investment and voting power is shared with one or more other persons. Excludes 53,266 common shares as to which beneficial ownership is disclaimed.

(17)	The number of common shares beneficially owned by the directors, nominees and executive officers as a group represents less than 1.0 percent of the outstanding common shares of Entrust Technologies Inc.

(18)	The number of common shares beneficially owned by the directors, nominees and executive officers as a group represents less than 1.0 percent of the outstanding common shares of Elastic Networks Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the United States Securities Exchange Act of 1934 requires directors and executive officers of the Company to file reports concerning their ownership of Company equity securities with the United States Securities and Exchange Commission, the New York Stock Exchange, and the Company. Based solely on a review of the forms received and written representations from the persons subject to Section 16(a), we believe that, except for Mr. Debon, President, Wireless Networks, all of the Company’s directors and executive officers filed their required reports on a timely basis during the year 2001. Due to an internal administrative error, Mr. Debon’s settlement of restricted stock units under the Nortel Networks Limited Restricted Stock Unit Plan was not reported to the United States Securities and Exchange Commission within the required time frame.

EXECUTIVE COMPENSATION

     The following tables are presented in accordance with the rules of the United States Securities and Exchange Commission.

Summary Compensation Table

     The following table sets forth the compensation awarded to, earned by, or paid to each of the Company’s named executive officers for services rendered by them to the Company and its subsidiaries for the fiscal years indicated.

						Long Term
						Compensation

			Annual Compensation			Awards	Payouts

						Securities
Name				Other Annual		Underlying	LTIP	All Other
And Principal		Salary	Bonus	Compensation		Options	Payouts	Compensation
Position	Year	($)	($)(2)	($)		(#)(5)	(#)(5)(6)	($)(7)

F.A. Dunn President, Chief	2001	564,833	—	—		1,750,000	—	16,806	(1)
Executive Officer and	2000	440,909	1,014,515	—		450,000	12,480	13,121	(1)
Chief Financial Officer	1999	298,204	546,676	—		340,000	14,400	9,194	(1)

F. Plastina	2001	534,917	—	—		1,200,000	—	9,596	(8)
President, Metro &	2000	354,545	880,800	—		450,000	—	11,863	(8)
Enterprise Networks	1999	213,636	341,393	—		84,000	—	13,477	(8)

G.R. Donahee	2001	513,333	—	29,223	(3)	680,000	—	6,120	(9)
President, Americas	2000	444,091	1,059,840	153,591	(3)	300,000	19,200	6,120	(9)
	1999	380,000	701,739	363,056	(3)	160,000	14,400	249,794	(9)

N.J. DeRoma Chief Legal Officer	2001	493,750	—	62,921	(1)(4)	650,000	—	27,642	(1)
	2000	425,000	715,307	106,221	(1)(4)	180,000	12,480	46,407	(1)
	1999	365,000	524,884	184,584	(1)(4)	420,000	—	27,748	(1)

C. Bolouri President, Global	2001	459,000	—	—		700,000	—	27,440	(1)
Customer Care & Supply	2000	340,909	807,836	—		400,000	—	41,374	(1)
Chain Operations	1999	249,950	385,017	—		120,000	—	16,863	(1)

J.A. Roth Former President and	2001	1,416,667	—	—		750,000	—	42,405	(1)
Chief Executive	2000	1,104,167	5,636,250	—		750,000	89,280	33,199	(1)
Officer	1999	812,500	4,200,000	—		1,500,000	57,600	24,339	(1)

(1)	Represents the United States dollar equivalent of payments actually earned or paid in Canadian dollars. Amounts have been converted using the average of the exchange rates in effect during each year equal to US$1.00 = Cdn$1.5489 for 2001, US$1.00 = Cdn$1.4819 for 2000, and US$1.00 = Cdn$1.4888 for 1999.

(2)	Incentive cash awards earned in each fiscal year under the Nortel Networks Limited SUCCESS Incentive Plan (formerly known as the Nortel Networks Limited Senior Management Incentive Award Plan), whether or not deferred by the named executive officer, in respect of each of the fiscal years.

(3)	Amounts paid to reimburse Mr. Donahee for income taxes payable by him in accordance with Nortel Networks Limited’s long-term international assignment policy.

(4)	Amounts paid to reimburse Mr. DeRoma for income taxes payable by him in accordance with his employment agreement. Mr. DeRoma’s employment agreement is described on page 14 below under the heading “Certain Employment Arrangements”.

(5)	As adjusted to reflect the two-for-one stock split of Nortel Networks Limited’s common shares effective at the close of business on January 7, 1998, the stock dividend of one common share on each issued and outstanding common share of Nortel Networks Limited effective at the close of business on

August 17, 1999, and the two-for-one stock split of the Company’s common shares effective at the close of business on May 5, 2000, where applicable.

(6)	Restricted stock units allocated in 1997 and 1998 under the Nortel Networks Limited Restricted Stock Unit Plan and earned in 1999 and 2000, respectively. If specified performance criteria were achieved, each unit entitled the holder to receive one common share of the Company or, subject to certain conditions, a cash payment based on the value of one common share over a specified 20-day trading period. The restricted stock units allocated in 1997 and 1998 had a return on asset performance criteria over a three-year performance period, ending December 31, 1999 and December 31, 2000, respectively. The value (based on the specified 20-day trading period) of the pay-out for the restricted stock units earned in 2000 would be equal to Cdn$490,589 ($331,054) for Mr. Dunn, $511,680 for Mr. Donahee, Cdn$490,589 ($331,054) for Mr. DeRoma and Cdn$3,509,597 ($2,368,309) for Mr. Roth if each of them had chosen their award in cash. Messrs. Donahee and DeRoma chose to receive their 2000 restricted stock unit awards in cash. The value (based on the specified 20-day trading period) of the pay-out for the restricted stock units earned in 1999 was equal to Cdn$1,226,682 ($823,940) for Mr. Dunn, $845,388 for Mr. Donahee, and Cdn$4,906,728 ($3,295,760) for Mr. Roth and each of them chose to receive their 1999 restricted stock awards in cash. Amounts have been converted for Messrs. Dunn’s, DeRoma’s, and Roth’s pay-outs in 2000 and 1999 using the exchange rates listed in footnote (1) above.

(7)	Except for Messrs. Plastina and Donahee, represents contributions made under the Nortel Networks Limited Investment Plan for Employees – Canada.

(8)	Represents contributions made under the Nortel Networks Long-Term Investment Plan in the following amounts: $6,120 in 2001; $6,120 in 2000; and $5,760 in 1999. Mr. Plastina also received $3,476 in 2001; $5,743 in 2000; and $7,717 in 1999 in housing relocation assistance.

(9)	Represents contributions made under the Nortel Networks Long-Term Investment Plan in the following amounts: $6,120 in 2001; $6,120 in 2000; and $5,760 in 1999. In 1999, Mr. Donahee also received $30,417 in housing relocation assistance and $213,617 under Nortel Networks Limited’s long-term international assignment policy.

Option Grants in 2001

     The following table sets forth certain information concerning grants of stock options to purchase common shares of the Company to the named executive officers during the fiscal year ended December 31, 2001.

	Individual Grants

			% of Total				Potential Realizable
	Number of		Options				Value at Assumed Annual
	Securities		Granted to				Rates of Stock Price Appreciation
	Underlying		Employees				For Option Term (4)(5)(6)
	Options Granted		In Fiscal	Exercise Price		Expiration
Name	(#)		Year (3)	($/Sh)		Date	5% ($)		10% ($)

F.A. Dunn	250,000	(1)		57.67	(Cdn)	01/24/11	9,067,088	(Cdn)	22,977,782	(Cdn)
	1,500,000	(2)	4.01	9.29	(Cdn)	10/24/07	4,739,233	(Cdn)	10,751,703	(Cdn)

F. Plastina	200,000	(1)		38.26		01/24/11	4,812,302		12,195,317
	250,000	(1)		7.50		07/24/11	1,179,177		2,988,267
	750,000	(2)	2.75	5.89		10/24/07	1,502,372		3,408,371

G.R. Donahee	180,000	(1)		38.26		01/24/11	4,331,072		10,975,786
	500,000	(2)	1.56	5.89		10/24/07	1,001,582		2,272,247

N.J. DeRoma	150,000	(1)		57.67	(Cdn)	01/24/11	5,440,253	(Cdn)	13,786,669	(Cdn)
	500,000	(2)	1.49	9.29	(Cdn)	10/24/07	1,579,744	(Cdn)	3,583,901	(Cdn)

C. Bolouri	200,000	(1)		57.67	(Cdn)	01/24/11	7,253,671	(Cdn)	18,382,226	(Cdn)
	500,000	(2)	1.60	9.29	(Cdn)	10/24/07	1,579,744	(Cdn)	3,583,901	(Cdn)

J.A. Roth	750,000	(1)	1.72	23.05	(Cdn)	04/25/11	10,872,016	(Cdn)	27,551,823	(Cdn)

(1)	The options have ten-year terms and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. Due to Mr. Roth’s planned retirement, the 750,000 options granted to him will become exercisable on the first anniversary date of grant. Mr. Roth has until October 31, 2004 to exercise these options.

(2)	The options have six-year terms and become exercisable four years after the date of grant. However, if certain specified corporate performance criteria are achieved, vesting will be accelerated, with one-third of the options becoming exercisable, at the earliest, approximately one year from the date of grant of the options and the remaining two-thirds of the options becoming exercisable, at the earliest, approximately two years from the date of grant of the options.

(3)	In June 2001, the Company commenced a voluntary stock option exchange program whereby eligible employees could exchange certain outstanding stock options based on a prescribed formula. The named executive officers were not eligible to participate in the stock option exchange program. Upon commencement of the stock option exchange program, the focus of the Company’s option program for the remainder of 2001 was to provide eligible employees with an opportunity for realizing potential value with respect to certain existing options. As a result, except in extraordinary circumstances, the Company did not grant additional options to employees that were eligible for the stock option exchange program for the remainder of 2001 which has resulted in each of the named executive officers’ percentages listed in the Percentage of Total Options Granted to Employees in Fiscal Year column being higher than in previous years.

(4)	The dollar amounts shown represent the amount by which the market value of the Company’s common shares subject to each option would exceed the exercise price of the option upon the expiration of the option if the market value of the Company’s common shares appreciates at the annual rate of five percent and ten percent, respectively, during the option term. These rates of appreciation are prescribed by the United States Securities and Exchange Commission. On February 28, 2002, the closing price of a common share of the Company on the New York Stock Exchange and on The Toronto Stock Exchange was $5.07 and Cdn$8.05, respectively. As the actual value received by a named executive officer on the exercise of a stock option is determined by the market value of the Company’s common shares on the date of exercise, the actual value received by a named executive officer may bear no relation to the potential realization shown under these columns.

(5)	At January 24, 2001, there were 3,109,248,674 common shares of the Company outstanding. Assuming all options were granted on January 24, 2001 and assuming five percent and ten percent annual share price appreciation rates for ten years (the term of the options) from $38.26 per share, the potential incremental aggregate realizable value for all the Company’s shareholders would be $74,813,213,151 and $189,591,370,793, respectively. Assuming all options were granted on January 24, 2001 with an exercise price of $38.26, the potential incremental realizable value of the options granted to the named executive officers in 2001 would be less than 0.19 percent of the potential incremental aggregate realizable value for all the Company’s shareholders, assuming either rate of appreciation.

(6)	At October 24, 2001, there were 3,199,000,358 common shares of the Company outstanding. Assuming all options were granted on October 24, 2001 and assuming five percent and ten percent annual share price appreciation rates for six years (the term of the options) from $5.89 per share, the potential incremental aggregate realizable value for all the Company’s shareholders would be $6,408,120,549 and $14,537,839,679, respectively. Assuming all options were granted on October 24, 2001 with an exercise price of $5.89, the potential incremental realizable value of the options granted to the named executive officers in 2001 would be less than 0.18 percent of the potential incremental aggregate realizable value for all the Company’s shareholders, assuming either rate of appreciation.

Aggregate Option Exercises in 2001 and Year-End Option Values

     The following table sets forth certain information concerning exercises of stock options by the named executive officers during the fiscal year ended December 31, 2001 and the value of unexercised options at December 31, 2001.

			Number of Securities
			Underlying		Value of Unexercised
	Common		Unexercised Options at Fiscal		In-the-Money
	Shares Acquired		Year-End (#)(1)(2)(3)		Options at Fiscal Year-End ($)(3)(4)
	On Exercise	Value
Name	(#)(1)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

F.A. Dunn	—	—	134,667	2,300,001	—	3,915,000	(Cdn)
	—	—	—	200,000	—	—

F. Plastina	—	—	12,000	120,000	—	—
	—	—	171,666	1,601,334	—	1,177,500

G.R. Donahee	—	—	146,668	1,286,668	—	785,000

N.J. DeRoma	—	—	80,000	—	—	—
	—	—	160,000	1,123,334	—	1,305,000	(Cdn)

C. Bolouri	120,000	5,869,800 (Cdn)	174,666	1,193,334	—	1,305,000	(Cdn)

J.A. Roth	—	—	4,840,000	1,470,000	6,125,456 (Cdn)	—

(1)	As adjusted to reflect the two-for-one stock split of the Nortel Networks Limited’s common shares effective at the close of business on January 7, 1998, the stock dividend of one common share on each issued and outstanding common share of Nortel Networks Limited effective at the close of business on August 17, 1999, and the two-for-one stock split of the Company’s common shares effective at the close of business on May 5, 2000, where applicable.

(2)	Includes the following number of “replacement options”: 120,000 for Mr. Dunn; 60,000 for Mr. Plastina; 160,000 for Mr. Donahee; 160,000 for Mr. DeRoma; 120,000 for Mr. Bolouri; and 720,000 for Mr. Roth. Replacement options are granted pursuant to the Company’s key contributor stock option program. Under that program, a participant is granted concurrently an equal number of initial options and replacement options. The initial options and the replacement options expire ten years from the date of grant. The initial options have an exercise price equal to the market value of common shares on the date of grant and the replacement options have an exercise price equal to the market value of common shares on the date all of the initial options are fully exercised, provided that in no event will the exercise price be less than the exercise price of the initial options. Replacement options are generally exercisable commencing 36 months after the date all of the initial options are fully exercised, provided that the participant beneficially owns a number of common shares at least equal to the number of common shares subject to the initial options less any common shares sold to pay for options costs, applicable taxes, and brokerage costs associated with the exercise of the initial options.

(3)	As the Company grants both U.S. dollar and Canadian dollar stock options, the options are listed separately for each currency.

(4)	These amounts represent the difference between the exercise price of the stock options and the closing price of the Company’s common shares on the last trading day of the year on the New York Stock Exchange for U.S. stock options and on The Toronto Stock Exchange for Canadian stock options. On December 31, 2001, the closing price of the Company’s common shares on the New York Stock Exchange and The Toronto Stock Exchange was $7.46 and Cdn$11.90, respectively.

Long-Term Incentive Plans — Awards in Last Fiscal Year

		Performance or	Estimated Future Payouts Under
	Number of Shares	Other Period Until	Non-Share Price Based Plans
	Units or Other	Maturation or
Name	Rights(#)(1)	Payout(2)	Threshold(#)	Target(#)	Maximum(#)

F.A. Dunn	225,000	2001 to 2003	0	150,000	225,000

F. Plastina	225,000	2001 to 2003	0	150,000	225,000

G.R. Donahee	225,000	2001 to 2003	0	150,000	225,000

N.J. DeRoma	225,000	2001 to 2003	0	150,000	225,000

C. Bolouri	225,000	2001 to 2003	0	150,000	225,000

J.A. Roth	375,000	2001 to 2003	0	250,000	375,000

(1)	Number of restricted stock units allocated in 2001 to the named executive officers pursuant to the Nortel Networks Limited Restricted Stock Unit Plan. When issued, a restricted stock unit entitles the holder to receive one common share. The number of restricted stock units issued to a participant at the end of a performance period will be determined by the extent to which the associated terms and conditions have been satisfied (including whether the related performance criteria was achieved during the performance period), with the number of restricted stock units allocated to a participant representing the maximum number of restricted stock units that may actually be issued at the end of the performance period assuming all performance criteria have been achieved at maximum levels. The threshold represents the minimum number of restricted stock units that may actually be issued at the end of the performance period assuming none of the performance criteria has been achieved.

(2)	Restricted stock units allocated in 2001 have a two-year performance period which is divided into five shorter performance segments. The performance criteria include resizing activity targets for the first segment, and corporate performance objectives under the incentive plan for the remaining four segments. The Joint Leadership Resources Committee of the boards of directors of the Company and Nortel Networks Limited will assess performance over the five segments and determine the actual number of restricted stock units to be issued.

Pension Plans

     Executive officers participate in non-contributory defined benefit pension plans in Canada and in the United States. The current Canadian plan provides for a benefit based on pension credits and the average annual earnings for the highest three consecutive years in the last ten years prior to retirement or other termination of employment. Employees who were participants of the Canadian plan as at December 31, 1998 could continue to participate in the old defined benefit provisions. The United States plan currently provides for a benefit based on pension credits and average earnings for the highest 1,095 consecutive calendar days of compensation not in excess of certain limits specified in the United States Internal Revenue Code ($170,000 in 2001) out of the last 3,650 calendar days prior to retirement or other termination of employment. Compensation for the current Canadian plan and the United States plan includes base salary and incentive cash awards. Under both plans, the benefit can be paid in a lump sum or as an actuarially equivalent annuity. Certain grandfathering rules exist for executive officers participating in the plans as at December 31, 1998. The pension benefit formulae described above were closed to new participants under the Canadian and United States defined benefit pension plans after April 30, 2000.

     Eligible executive officers also participate in the Nortel Networks Supplementary Executive Retirement Plan, or SERP. Effective January 1, 2000, SERP was closed to new participants. The old SERP formula is a final average pay formula with a pension accrual of 1.3 percent of eligible earnings. An early retirement reduction of seven percent a year prior to age 60 applies in the case of retirement prior to this age. The maximum total annual retirement benefit cannot exceed 60 percent of an executive officer’s eligible earnings at retirement. The new SERP, which became effective January 1, 1999 and was optional for executive officers then participating in the Canadian plan, provides a benefit based on pension credits, to a maximum of 550 percent of eligible earnings. Eligible earnings for the old and new SERP includes base salary and any eligible incentive awards paid up to 60 percent of a participant’s base salary. All participating executive officers at December 31, 1998 have their benefits protected under the pre-1999 SERP formula.

     Pension credits are earned during each year of participation based on the participant’s age attained in the year and on years of service. Pension benefits payable under these plans at normal retirement age of 65 are not subject to any deduction or offsets. Under the Canadian plan’s annual income option, there are reductions for retirement prior to normal retirement age.

     The following tables show the aggregate approximate annual retirement benefits for an eligible executive officer determined using the SERP formulae (payable as a life annuity with a 60 percent survivor pension) under the plans, and the SERP. These tables provide estimates for certain compensation and years of service categories assuming retirement at age 65, and assuming grandfathering provisions do not apply. The approximate benefits for Messrs. Dunn’s, Plastina’s, Donahee’s and Roth’s Canadian service are shown in Table I (which provides estimates under the old SERP). The approximate benefits for Messrs. Plastina’s and Donahee’s United States service and Messrs. DeRoma’s and Bolouri’s Canadian service are shown in Table II (which provides estimates under the new SERP).

Pension Plan Table I

	Years of Service (1)

Total Earnings (1)	15	20	25	30	35

$200,000	$39,000	$52,000	$65,000	$78,000	$91,000
250,000	48,750	65,000	81,250	97,500	113,750
300,000	58,500	78,000	97,500	117,000	136,500
350,000	68,250	91,000	113,750	136,500	159,250
400,000	78,000	104,000	130,000	156,000	182,000
450,000	87,750	117,000	146,250	175,500	204,750
500,000	97,500	130,000	162,500	195,000	227,500
1,000,000	195,000	260,000	325,000	390,000	455,000
1,500,000	292,500	390,000	487,500	585,000	682,500
2,000,000	390,000	520,000	650,000	780,000	910,000
2,500,000	487,500	650,000	812,500	975,000	1,137,500

Pension Plan Table II

	Years of Service (1)

Total Earnings (1)	15	20	25	30	35

$200,000	$46,193	$56,345	$69,204	$78,341	$91,201
250,000	57,741	70,431	86,505	97,926	114,001
300,000	69,289	84,517	103,806	117,512	136,801
350,000	80,837	98,603	121,107	137,097	159,601
400,000	92,385	112,689	138,408	156,682	182,401
450,000	103,933	126,776	155,709	176,268	205,201
500,000	115,481	140,862	173,010	195,853	228,001
1,000,000	230,963	281,724	346,021	391,706	456,003
1,500,000	346,444	422,585	519,031	587,558	684,004
2,000,000	461,925	563,447	692,042	783,411	912,006
2,500,000	577,406	704,309	865,052	979,264	1,140,007

     The following table sets forth the approximate total eligible earnings and years of credited pensionable service at December 31, 2001 of the named executive officers:

Name	Total Earnings ($)		Canadian Service (yrs)		United States Service (yrs)

F.A. Dunn	726,671		25.58		—

F. Plastina	621,727		6.08		6.25

G.R. Donahee	728,448		7.00		18.08

N.J. DeRoma	680,812		2.58	(2)	—

C. Bolouri	579,975	(1)	20.00		—

J.A. Roth	1,861,770		33.00		—

(1)	Mr. Bolouri’s 1998 incentive cash award which was paid in Canadian dollars in 1999 has been converted using the average of the exchange rate in effect during 1999 equal to US$1.00 = Cdn$1.4888.

(2)	Mr. DeRoma is eligible to receive additional credited pensionable service, up to a maximum of 8.125 years, under the terms of his employment agreement. See “Certain Employment Arrangements” below.

CERTAIN EMPLOYMENT ARRANGEMENTS

     Mr. DeRoma entered into an employment agreement in April 1997 prior to commencing employment as Vice-President and Deputy General Counsel with an initial base salary of $300,000. Pursuant to the agreement, the Company agreed to make a gross-up payment to Mr. DeRoma for calendar years 1997 through 2000. The gross-up payment was intended to place Mr. DeRoma in the same after-tax position with respect to his base salary and any annual incentive award as if he were a resident of the State of Connecticut and a taxpayer in the United States to an annual maximum of 27 percent of Mr. DeRoma’s base salary and any annual incentive award. The gross-up, which was reduced to nine percent, was extended effective June 2000 to March 2002 and will be reviewed by the Joint Leadership Resources Committee of the boards of directors of the Company and Nortel Networks Limited on an annual basis. Under the terms of the agreement, Mr. DeRoma is also eligible for the Nortel Networks Limited Special Pension Credit Program which covered new executive hires older than age 35. Mr. DeRoma will be credited, for pension purposes, with additional years and months equal to one half of the years between the age of 35 and Mr. DeRoma’s age at the time of hire, if he retires after the age of 60 to a maximum of 8.125 years.

     Each of the named executive officers and certain other executive officers of the Company participate in the Nortel Networks Corporation Executive Retention and Termination Plan. The Plan provides that if a participant’s employment is terminated within a period commencing 30 days prior to the date of a change in control of the Company and ending 24 months after the date of a change in control of the Company or the participant resigns for good reason (including, among other things, a reduction in overall compensation, geographic relocation or reduction in responsibility, in each case without the consent of the participant) within 24 months following the date of a change in control of the Company, the participant will be entitled to certain payments and benefits, including (i) the payment of an amount equal to three times (in the case of the Chief Executive Officer) and two times (in the case of the other named executive officers (other than Mr. Roth who is no longer covered by the Plan)) of the participant’s annual base salary; (ii) payment of an amount equal to 100 percent of the participant’s target annual incentive bonus; (iii) accelerated vesting of all or substantially all stock options; and (iv) the “pay-out” at target of any restricted stock units under the Nortel Networks Limited Restricted Stock Unit Plan.

     For purposes of the Plan, a change in control is deemed to occur if:

(i)	any party or group acquires ownership of more than 20 percent of the common shares of the Company;

(ii)	the Company participates in a business combination, including, among other things, a merger, amalgamation, reorganization or plan of arrangement, unless the business combination only involves the Company and/or its affiliates, or following the completion of the business combination, the Company’s common shareholders own more than 50 percent of the then-outstanding voting shares of the entity resulting from the business combination (or of a publicly traded corporation which controls such entity) and a majority of the members of the board of directors of the entity resulting from the business combination (or the publicly traded corporation controlling such entity) were members of the board of directors of the Company when the business combination was approved or the initial agreement in connection with the business combination was executed;

(iii)	the persons who were directors of the Company on the effective date of the Plan cease (for reasons other than death or disability) to constitute at least a majority of the Company’s board of directors; provided, that any person who was not a director on the effective date of the Plan shall be deemed to be an incumbent director if such person was elected or appointed to the Company’s board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualify as incumbent directors unless such election, appointment, recommendation or approval was the result of any actual or publicly threatened proxy contest for the election of directors; or

(iv)	any other event occurs which the Company’s board of directors determines in good faith could reasonably be expected to give rise to a change in control.

     Each of the named executive officers (other than Messrs. Dunn and Roth) and certain other executive officers of the Company also participate in the Nortel Networks Corporation Special Retention Plan. The Retention Plan provides that if a participant’s employment is terminated by the participant for good reason or by the Company without cause, between November 1, 2001 and June 30, 2003 the participant will be entitled to certain payments and benefits, including the (i) payment of an amount equal to two times (in the case of the four named executive officers) of the participant’s annual base salary; (ii) payment of an amount equal to 100 percent of the participant’s target annual incentive bonus; (iii) accelerated vesting of all or substantially all stock options; and (iv) a “pay-out” at target of any restricted stock units allocated under the Nortel Networks Limited Restricted Stock Unit Plan.

     See also “Joint Board Compensation Committee Report on Executive Compensation of Nortel Networks Corporation and Nortel Networks Limited – 2001 Compensation for the Former President and Chief Executive Officer” on page 20.

INDEBTEDNESS OF MANAGEMENT

     No director, executive officer, senior officer, or nominee for election as a director of the Company is or has been indebted to the Company or its subsidiaries, since January 1, 2001, except for loans made in connection with a relocation. Relocation assistance is provided to employees who are requested to relocate and is designed to minimize the financial exposure to employees as a result of the move. The assistance may include housing loans, advances on real estate equity, and payments on behalf of employees of direct costs associated with the move. The assistance offered is specific to each employee and is structured to be competitive in the area to which the employee is relocated, subject to the overall relocation policy.

     Approximately $11.6 million of loans extended by the Company and its subsidiaries to current and former officers, directors, and employees were outstanding on February 28, 2002. Neither the Company nor its subsidiaries have given any guarantee, support agreement, letter of credit, or similar arrangement or understanding, to any other entity in connection with indebtedness of these persons since January 1, 2001. No loans have been extended by the Company or its subsidiaries to any director of the Company since January 1, 2001. The following table sets forth certain additional information about indebtedness owed by two of the Company’s officers.

Table of Indebtedness of Directors and Executive Officers

Name and Principal	Involvement of	Largest Amount Outstanding	Amount Outstanding
Position	Company or Subsidiary	During 2001 ($)	as at February 28, 2002 ($)

P. Debon (1) President, Wireless Networks	Lender	74,203	0

G.R. Donahee (2) President, Americas	Lender	150,000	150,000

(1)	A subsidiary of the Company paid certain tax liabilities to the French taxation authorities on behalf of Mr. Debon in connection with his relocation from France to the United States in 1999. Mr. Debon repaid the final installment of the loan on June 1, 2001. The loan was interest-free and unsecured.

(2)	A subsidiary of the Company extended a housing loan to Mr. Donahee in 1994 in connection with a relocation. The loan is for a period of ten years, interest-free, and secured against Mr. Donahee’s residence.

COMPENSATION OF DIRECTORS

     The following table sets forth certain information concerning the current compensation of directors of the Company and Nortel Networks Limited, effective January 1, 2002, who are not salaried employees of the Company or any of its subsidiaries, including Nortel Networks Limited. Mr. Roth is also entitled to receive the compensation outlined below in his capacity as a Director and non-executive Vice-Chairman of the Boards of the Company and Nortel Networks Limited.

Payor	Type	Amount

Nortel Networks Limited	Board Retainer	$50,000 annually

Company and/or Nortel Networks Limited	Committee Membership Retainer	$12,500 annually, or $6,250 annually for members of the same committee of the boards of the Company and Nortel Networks Limited.

Company and/or Nortel Networks Limited	Committee Chairmanship Fee	$7,500 annually, $3,750 annually for chairmanship of the same committee of the boards of the Company and Nortel Networks Limited.

Company and/or Nortel Networks Limited	Special Assignments	$3,000 per day, up to $50,000 annually. No director received any fees for special assignments in 2001.

Nortel Networks Limited	Retirement Benefits	Non-employee directors of Nortel Networks Limited elected prior to January 1, 1996 are entitled to retirement benefits equal to 75 percent of the greater of $27,500 and the annual retainer paid to each director at retirement, indexed to reflect approximately half of the increase in directors’ retainers after retirement. The benefits are payable for a maximum of ten years.

Company	Life Insurance	Cdn$100,000 while a director and Cdn$75,000 following retirement at or after age 65 or after ten years of board membership (including Nortel Networks Limited board membership).

Company and Nortel Networks Limited	Deferred Share Compensation Plans	Non-employee directors and Mr. Roth receive their annual retainer and all other fees in the form of share units in lieu of cash. Share units are credited in respect of dividends paid, if any, on common shares of the Company. Share units are settled on retirement from the board and each share unit entitles the holder to receive one common share of the Company.

     Share ownership guidelines adopted by the boards of directors of the Company and Nortel Networks Limited require each director to own, directly or indirectly, 8,000 common shares of the Company within two years from the earlier of the date he or she was first elected or appointed to the boards of directors of the Company or Nortel Networks Limited. Share units credited under the Nortel Networks Corporation Directors’ Deferred Share Compensation Plan and the Nortel Networks Limited Directors’ Deferred Share Compensation Plan are included for this purpose.

     L.R. Wilson is entitled to additional compensation for serving as non-executive Chairman of the Boards of the Company and Nortel Networks Limited of $15,000 per month from each of the Company and Nortel Networks Limited. Effective January 1, 2002, Mr. Wilson will receive his additional compensation in the form of share units. In May 2001, Mr. Wilson was granted 30,000 stock options, which have a ten-year term and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. Mr. Wilson’s compensation did not change when he assumed the position of executive Chairman of the Boards of the Company and Nortel Networks Limited for the period from November 2001 to February 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Joint Leadership Resources Committee of the boards of directors of the Company and Nortel Networks Limited is comprised of members from the boards of directors of the Company and Nortel Networks Limited. The current members of the joint committee are Messrs. R.E. Brown (chairman), L.Y. Fortier, R.A. Ingram, W.A. Owens, S.H. Smith, Jr. and L.R. Wilson. Mr. F.C. Carlucci was a member of the committee until his retirement from the boards of directors of the Company and Nortel Networks Limited in April 2001. No member of this joint committee was an officer (within the meaning of applicable United States securities rules) or employee of the Company or any of its subsidiaries at any time during the year 2001.

     The law firm of Ogilvy Renault, of which Mr. Fortier is a senior partner and Chairman, provided legal advice to each of the Company and Nortel Networks Limited on several matters in 2001 and is expected to provide advice in 2002.

     No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Cleghorn served as Chairman and Chief Executive Officer of RBC Financial Group until July 2001. RBC Financial Group and its affiliates provided financial advice, investment banking services and banking services to each of the Company and Nortel Networks Limited and also made financial commitments under various credit facilities with Nortel Networks Limited and one or more of its subsidiaries in 2001. RBC Financial Group is expected to perform similar services in 2002.

     See also “Compensation Committee Interlocks and Insider Participation” above and “Indebtedness of Management” on page 15.

JOINT BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION OF NORTEL
NETWORKS CORPORATION AND NORTEL NETWORKS LIMITED

     The Joint Leadership Resources Committee, which reports to the boards of directors of Nortel Networks Corporation and Nortel Networks Limited, administers the executive compensation programs of both Nortel Networks Corporation and Nortel Networks Limited. The committee, which is composed entirely of non-employee directors, has primary responsibility for matters related to the strategic direction and overall effectiveness of the management of human resources and compensation, senior management succession planning, the design and competitiveness of compensation plans, and the appointment, evaluation and remuneration of board appointed executive officers. As the executive officers of Nortel Networks Corporation are also the executive officers of Nortel Networks Limited and each company maintains executive compensation programs for executive officers, the committee assesses executive compensation on a combined basis. All matters related to responsibilities and the compensation of the President and Chief Executive Officer of Nortel Networks Corporation and Nortel Networks Limited are approved by the boards of directors of Nortel Networks Corporation and Nortel Networks Limited.

     The committee retains independent consultants from time to time to assist in its assessment of executive compensation programs.

     Section 162(m) of the United States Internal Revenue Code of 1986, as amended, limits the deductibility of certain types of compensation in excess of $1 million paid by a “publicly held corporation” to certain of its executive officers. This limitation applies only to compensation that is not considered to be “performance based” for purposes of the Internal Revenue Code and does not apply to awards made under Nortel Networks Corporation’s stock option plans. Nortel Networks Corporation believes that the deductibility of cash compensation paid by Nortel Networks Corporation and its subsidiaries in 2001 to certain of its executive officers may be limited by section 162(m) of the Internal Revenue Code. The committee has determined that it is not appropriate at this time to limit Nortel Networks Corporation’s discretion to design the cash compensation arrangements payable to executive officers.

Compensation Philosophy and Objectives

     The executive compensation programs are intended to attract, motivate and retain the key talent necessary to drive Nortel Networks Corporation and Nortel Networks Limited to be successful in the highly competitive business environment in which they operate. Our philosophy is to competitively compensate executive officers for total performance and contribution. Consistent with our philosophy, a significant portion of each executive officer’s compensation is “at risk” dependent on achieving corporate financial and individual performance factors.

     The integrated compensation program is designed to provide a total rewards approach to compensation based on the principles of:

(i)	competitive compensation. In 2001, the committee benchmarked total compensation for executive officers within the 50th and 75th percentile of such compensation paid by a group of comparator companies with whom the Company competes for executive talent. The group of comparator companies is subject to change as our competitors change their focus, merge or are acquired, or as new competitors emerge. The group of comparator companies is not necessarily the same as the peer companies used to compare shareholder return of Nortel Networks Corporation in this proxy statement and proxy circular.

(ii)	rewarding performance. Consistent with the compensation philosophy, short term incentive cash awards are based on the achievement of financial and other corporate objectives set for Nortel Networks Corporation and the achievement of individual performance and contribution objectives, and are benchmarked to the median of incentives paid to individuals in similar responsibilities by comparator companies. As an executive officer’s scope of responsibility increases, a greater percentage of total compensation is “at risk”.

(iii)	share ownership. To promote alignment of management and shareholder interests, share ownership guidelines have been adopted for executive officers, which increase with higher levels of compensation. Executive officers are required over a period of time to accumulate and hold common shares of Nortel Networks Corporation having a value equal to a percentage (which is set by the committee) of their base salary.

     The major components of the executive compensation program are:

•	Base salary paid by Nortel Networks Limited

•	Short term incentives paid by Nortel Networks Limited

•	Long term incentives

•	Stock options awarded by Nortel Networks Corporation

•	Restricted stock units awarded by Nortel Networks Limited

Base Salary

     Base salaries for executive officers are paid by Nortel Networks Limited. Base salaries are determined by reference to individual performance, contribution and value, and are benchmarked to the median of the salaries paid to individuals in positions with similar responsibilities by comparator companies operating in the relevant geographic employment market.

Short Term Incentives

     Short term incentive cash compensation awarded under the incentive plan is incremental compensation paid by Nortel Networks Limited and is based on achieving corporate and individual performance objectives for six month performance periods. The committee retains full discretion in determining whether, and the extent to which, corporate performance objectives have been met and for the six month performance period ending December 31, 2001, the committee retained full discretion to determine in all circumstances whether, and to what extent, an award under the incentive plan should be made. An award under the incentive plan is determined as a percentage of base salary by reference to individual performance and contribution as well as corporate performance. An award may also reflect an adjustment related to the degree of difficulty of activities undertaken by an executive officer. Corporate performance objectives and degree of difficulty targets for the January 1 to June 30 and the July 1 to December 31 performance periods in 2001 were recommended by the committee and approved by the boards of directors of Nortel Networks Corporation and Nortel Networks Limited at the beginning of the year and at mid-year, respectively.

     The corporate performance objectives for the January 1 to June 30, 2001 period, in weighted order, were revenue and earnings per share, earnings per employee and customer loyalty. The corporate performance objectives for the June 30 to December 31, 2001 period, in weighted order, were operating cash flow (cash from earnings and other operating cash flow items), and customer loyalty. The committee had discretion to consider other business factors including, but not limited to, business profitability, headcount sizing, gross margin and market leadership in making a final determination of whether corporate performance objectives were met. Because the corporate performance objectives were not met for the January 1 to June 30, 2001 period, no incentive awards were paid for this period. Although the customer loyalty performance objective was met for the July 1 to December 31, 2001 period, the committee, in light of the overall business performance, determined, in its discretion, that no incentive cash awards would be paid for this period.

Long Term Incentives

     Long term incentive compensation has two elements: stock options and restricted stock units.

Stock Options

     The Nortel Networks Corporation 1986 Stock Option Plan As Amended and Restated and the Nortel Networks Corporation 2000 Stock Option Plan are designed to encourage participants to acquire a proprietary interest in Nortel Networks Corporation, to provide each participant with a significant incentive to further the growth and development of Nortel Networks Corporation and to attract and retain individuals with experience and ability.

     Ranges for stock option grants for executive officers in 2001 were set based on data obtained from benchmarking the stock option grant practices of comparator companies. Within the ranges, which varied with the scope of responsibility of the executive officer, grants in 2001 were based primarily on an assessment of the individual’s expected future contribution and were generally above the median of grants made by comparator companies to their executive officers. No stock appreciation rights were granted in 2001. Stock options have a maximum term of ten years; have an exercise price equal to the fair market value of a common share on the date of grant; and become exercisable in accordance with their vesting schedules.

     In October 2001 and December 2001, the committee approved the granting of performance accelerated stock options to certain executive officers of Nortel Networks Corporation and Nortel Networks Limited. Performance accelerated stock options are intended to retain recipients and motivate them to drive the performance of Nortel Networks Corporation and Nortel Networks Limited and shareholder value. Performance accelerated stock options have a term of six years; have an exercise price equal to the fair market value of a common share on the date of grant; and one hundred percent vest at the end of four years. However, if certain corporate performance criteria are achieved, vesting will be accelerated, with one-third of the options becoming exercisable, at the earliest, approximately one year from the date of grant of the options, and the remaining two-thirds of the options becoming exercisable, at the earliest, approximately two years from the date of grant of the options. Performance criteria are based on Nortel Networks Corporation meeting certain operating margin thresholds.

     The key contributor stock option program provided under the 1986 Stock Option Plan and 2000 Stock Option Plan is intended to assist in the retention and motivation of the highest performing executive officers. A participant in the key contributor stock option program may receive a concurrent grant of an equal number of initial options and replacement options with ten year terms. Due to the use of performance accelerated stock options, key contributor stock options were not granted in 2001.

     In June 2001, Nortel Networks Corporation commenced a voluntary stock option exchange program whereby eligible employees could exchange certain outstanding stock options for new stock options, based on a prescribed formula. Executive officers of Nortel Networks Corporation and Nortel Networks Limited in June 2001 were not eligible to participate in the stock option exchange program.

Restricted Stock Units

     The Nortel Networks Limited Restricted Stock Unit Plan is an additional long-term incentive that provides executive officers with the opportunity to receive common shares of Nortel Networks Corporation if Nortel Networks Corporation achieves certain performance criteria over a specified period of time.

     Restricted stock units were allocated to some executive officers in April 2001 and to certain other executive officers in July 2001. The actual number of restricted stock units to be issued and paid out on the applicable settlement date depends on the extent to which Nortel Networks Corporation achieves certain performance criteria over a two year performance period commencing April 1, 2001 and ending March 31, 2003, as determined by the committee in its sole discretion. The two year performance period is divided into five shorter performance segments with distinct performance criteria. The committee assesses performance over the five performance segments. The performance criteria include resizing activity targets for the first segment, and corporate performance objectives under the incentive plan for the remaining four segments. The committee will use its discretion in determining the actual number of restricted stock units issued and paid out to a holder on the applicable settlement date. In addition, in order for a holder to be issued and paid out any of his or her restricted stock units allocated in 2001 certain other criteria must be met. Once issued, each restricted stock unit entitles the holder to receive one common share of Nortel Networks Corporation (or the equivalent cash payment).

2001 Compensation for the President and Chief Executive Officer

     Effective November 1, 2001 Mr. Dunn was appointed President and Chief Executive Officer of Nortel Networks Corporation and of Nortel Networks Limited. Immediately prior to his appointment, Mr. Dunn was Chief Financial Officer of Nortel Networks Corporation and of Nortel Networks Limited.

     At the start of 2001, Mr. Dunn’s base salary was $475,000 per annum which was increased to $510,000 per annum effective February 1, 2001. Mr. Dunn’s base salary was increased to $531,000 per annum effective August 1, 2001 to reflect a one time adjustment to base salary to compensate for the elimination of certain perquisites previously paid by Nortel Networks Limited. Effective November 1, 2001, Mr. Dunn’s base salary was increased to $825,000 per annum. This salary increase reflected Mr. Dunn’s appointment as President and Chief Executive Officer.

     As corporate performance objectives were not met in the January 1 to June 30, 2001 performance period and the committee determined in its discretion that no award would be paid for the July 1 to December 31, 2001 performance period, Mr. Dunn did not receive a short term incentive cash compensation award under the incentive plan in respect of 2001.

     Mr. Dunn was granted 250,000 stock options in January 2001 and 1,500,000 performance accelerated stock options in October 2001. Mr. Dunn also received a maximum allocation of 225,000 restricted stock units in April 2001, with the actual number of restricted stock units to be issued to be determined by the achievement of the applicable performance criteria over the two-year performance period ending on March 31, 2003. Mr. Dunn was granted the stock options, performance accelerated stock options and restricted stock units as incentive to complete the realignment activities, drive technology leadership and business performance, and return Nortel Networks Corporation and Nortel Networks Limited to profitability.

2001 Compensation for the Former President and Chief Executive Officer

     Mr. Roth resigned as President and Chief Executive Officer of Nortel Networks Corporation and of Nortel Networks Limited effective November 1, 2001. He is currently a director and non-executive Vice-Chairman of the Boards of Nortel Networks Corporation and Nortel Networks Limited.

     For the first four months of 2001, Mr. Roth’s base salary was $1,250,000 per annum. Effective May 1, 2001, it was increased to $1,500,000 per annum. Mr. Roth was also granted 750,000 stock options in April 2001. Mr. Roth was eligible to receive a short term incentive cash compensation award under the incentive plan for 2001, prorated with respect to the July 1 to December 31 performance period. Mr. Roth did not receive a short term incentive cash compensation award under the incentive plan in respect of 2001 for the reasons stated above. Mr. Roth also received a maximum allocation of 375,000 restricted stock units in April 2001.

     The salary, stock option awards and restricted stock units were allocated to Mr. Roth as incentive to continue in his role as President and Chief Executive Officer of Nortel Networks Corporation and of Nortel Networks Limited to formulate and implement the corporate strategy to realign the business, and to drive technology leadership towards a return to profitability.

     Upon his retirement as President and Chief Executive Officer on November 1, 2001, Mr. Roth commenced a twelve-month leave of absence with pay prior to service pension in accordance with Nortel Networks Limited’s policy. During this period, Mr. Roth will continue to receive his base salary and continue to accrue service for purposes of calculating his pension. Certain of Mr. Roth’s unvested stock options vested on November 1, 2001 except that options granted during the last twelve month period will vest twelve months following the grant date, and replacement grants under the key contributor program will vest in accordance with their terms (which in Mr. Roth’s situation will mean that such replacement options will not vest and will not be exercisable by him). Mr. Roth has thirty-six months from November 1, 2001 to exercise his stock options. On March 31, 2003, Mr. Roth will also be eligible, subject to the terms of his allocation and the committee’s discretion, to receive the restricted stock units allocated to him in April 2001.

     This report has been submitted by R.E. Brown (chairman), L.Y. Fortier, R.A. Ingram, S.H. Smith, Jr., and L.R. Wilson, as members of the Joint Leadership Resources Committee of the boards of directors of Nortel Networks Corporation and Nortel Networks Limited. The information pertaining to the base salary, the stock option grants, and the restricted stock unit allocations for the President and Chief Executive Officer and the former President and Chief Executive Officer of Nortel Networks Corporation and of Nortel Networks Limited has been provided by J.J. Blanchard, R.E. Brown, J.E. Cleghorn, L.Y. Fortier, R.A. Ingram, W.A. Owens, G. Saucier, S.H. Smith, Jr., and L.R. Wilson, as members of the boards of directors of Nortel Networks Corporation and Nortel Networks Limited.

SHAREHOLDER RETURN PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the cumulative total shareholder return on the common shares of the Company to the cumulative total return of the S&P 500 Composite Stock Index and the S&P 500 Technology Index for the period which commenced on December 31, 1996 and ended on December 31, 2001.(1)

Comparison of the Five-Year Cumulative Total Shareholder Return

	1996	1997	1998	1999	2000	2001

Nortel Networks Corporation	$100.00	$144.41	$163.74	$663.63	$421.89	$98.50
S&P 500 Composite Stock Index	$100.00	$133.36	$171.48	$207.56	$188.66	$166.24
S&P Technology 500 Index	$100.00	$126.09	$218.11	$381.98	$229.38	$174.88

(1)	Assumes that $100.00 was invested in common shares of the Company on the New York Stock Exchange and in each of the indices on December 31, 1996, and that all dividends were reinvested. Prior to May 1, 2000, the cumulative total shareholder return on common shares related to common shares of Nortel Networks Limited. As a result of the May 1, 2000 court approved plan of arrangement with BCE Inc., Nortel Networks Limited’s outstanding common shares were exchanged for the Company’s common shares.

     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the United States Securities Act of 1933 or the United States Securities Exchange Act of 1934 that might incorporate this document or future filings with the United States Securities and Exchange Commission, in whole or in part, the Joint Board Compensation Committee Report on Executive Compensation of Nortel Networks Corporation and Nortel Networks Limited and the Shareholder Return Performance Graph shall not be deemed to be incorporated by reference into any such filing.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

     The Company maintains $250 million of group liability insurance for the protection of the directors and executive officers of the Company and its subsidiaries. The premium paid by the Company for this insurance in 2001 was $297,428 for the directors as a group and $773,312 for the executive officers as a group. The maximum deductible under the insurance policy is $5 million, but there is no deductible in connection with claims which the Company is not permitted by law to pay.

JOINT CORPORATE GOVERNANCE REPORT OF NORTEL NETWORKS CORPORATION AND
NORTEL NETWORKS LIMITED

     In 1993, the board of directors of Nortel Networks Limited created a special committee on corporate governance to examine corporate governance issues and to make recommendations to the board. The committee recommended, among other things, the following:

•	limiting the size of the board to a maximum of 16 directors (the articles of Nortel Networks Corporation and Nortel Networks Limited now limit the size to a maximum of 15 directors);

•	making the position of chairman of the board a non-executive position;

•	limiting the number of directors who are also executives of Nortel Networks Limited to three;

•	requiring that the board meet at least eight times each year and that outside directors meet in executive session at least quarterly;

•	developing a process to evaluate the performance of individual directors and the entire board;

•	establishing a process for evaluating the chief executive officer and for creating an orderly succession;

•	establishing a mandatory retirement age of 70 and providing for director terms that generally would not exceed ten years;

•	creating a committee on directors composed exclusively of outside directors; and

•	generally refraining from nominating former chief executive officers for re-election as a director following retirement or resignation as chief executive officer.

     The committee was disbanded following the acceptance by the board of directors of Nortel Networks Limited of its recommendations and a committee on directors was formed. Nortel Networks Corporation, now the sole voting shareholder of Nortel Networks Limited, formed a committee on directors in May 2000 and the Nortel Networks Limited committee was disbanded. Nortel Networks Corporation formally adopted the 1993 corporate governance report in 2001. Nortel Networks Corporation’s committee on directors is responsible for the corporate governance of Nortel Networks Corporation. The committee apprises the board of Nortel Networks Limited of its deliberations in order to assist the board of Nortel Networks Limited in making corporate governance determinations.

     On October 2, 2001, the board of directors of Nortel Networks Corporation announced the appointment of F.A. Dunn as President and Chief Executive Officer, J.A. Roth as non-executive Vice-Chairman and L.R. Wilson as executive Chairman of the Board effective November 1, 2001. The board also announced the creation of the Office of the Chief Executive, comprised of Messrs. Dunn, Roth and Wilson, to facilitate the transition in leadership, assist in setting the strategic direction of Nortel Networks Corporation and act in an advisory capacity to the new senior management team. The board of directors of Nortel Networks Limited made identical appointments. Mr. Wilson served as non-executive Chairman of the Boards of Nortel Networks Corporation and Nortel Networks Limited prior to November 1, 2001.

     The boards recognized that the appointment of Mr. Wilson as executive Chairman of the Board and his continued membership on the committee on directors, together with the appointment of Mr. Roth as Vice-Chairman with the expectation that he would stand for re-election as director of Nortel Networks Corporation and Nortel Networks Limited were at variance with the recommendations in the 1993 corporate governance report adopted by the boards. However, the boards approved the exceptions to the corporate governance guidelines as being in the best interests of Nortel Networks Corporation and Nortel Networks Limited at that time. The boards continued to consider Mr. Wilson independent of management during his appointment as executive Chairman of the Board of Nortel Networks Corporation and of Nortel Networks Limited and he continued to be responsible for ensuring that the boards discharged their responsibilities independent of management.

     On February 28, 2002, the board of directors of Nortel Networks Corporation announced that the Office of the Chief Executive was no longer required and had been dissolved. The board also announced that Mr. Wilson was re-appointed non-executive Chairman of the Board, effective immediately, and that Mr. Roth had decided not to stand for re-election to the Board of Directors at the 2002 shareholders’ meeting. The board of directors of Nortel Networks Limited similarly dissolved the Office of the Chief Executive and re-appointed Mr. Wilson as non-executive Chairman of the Board.

     This corporate governance report is made in recognition of the commitment by Nortel Networks Corporation and Nortel Networks Limited to effective corporate governance and in accordance with The Toronto Stock Exchange Guidelines for Improved Corporate Governance in Canada. It has been reviewed by the committee on directors, which for purposes of the TSE Corporate Governance Guidelines is currently composed of outside (non-management) and “unrelated” (independent of management and free from conflicting interests) directors, and approved by the boards of Nortel Networks Corporation and Nortel Networks Limited.

     The following table indicates how the corporate governance of Nortel Networks Corporation and Nortel Networks Limited aligns with the TSE Corporate Governance Guidelines:

TSE Corporate Governance
Guidelines		Comments

1.	Board should explicitly assume responsibility for stewardship of the corporation, and specifically for:	The boards of directors of Nortel Networks Corporation and Nortel Networks Limited are responsible for supervising the management of the business and affairs of Nortel Networks Corporation and Nortel Networks Limited, respectively. The boards review, discuss and approve various matters related to the respective corporation’s operations, strategic direction and organizational structure to ensure that the best interests of the respective corporations and their shareholders are being served. The boards’ duties include social responsibility issues and environmental matters.

TSE Corporate Governance
Guidelines		Comments

a)	Adoption of a strategic planning process	The duties of the boards include the adoption of a strategic planning process that involves the review of strategic business plans that identify business opportunities in the context of the business environment and related corporate objectives, the approval of the annual operating budget and the approval of capital expenditures, acquisitions, dispositions, investments, and financings that exceed certain prescribed limits.

b)	Identification of principal risks, and implementing risk management systems	The boards and their respective audit committees identify the principal risks of the business of the companies and ensure the implementation by management of appropriate systems to manage such risks.

c)	Succession planning and monitoring senior management	The boards and the joint leadership resources committee (described in Item 9 below) are responsible for establishing processes for succession planning, reviewing succession plans, and appointing and monitoring the performance of senior executives. The joint leadership resources committee reviews and assesses, in conjunction with the boards, the performance of the chief executive officers and, with the chief executive officers, all other key members of senior management who report to the chief executive officers, as well as the quality and effectiveness of the senior management team.

d)	Communications policy	The communications policy of Nortel Networks Corporation and Nortel Networks Limited is reviewed by their respective boards periodically. The policy assigns primary responsibility for communications to the public generally, and to shareholders, customers, employees, the investment community, the media and other constituents to specified members of management. The policy provides that communications with all constituents will be made in a timely, accurate and effective manner. The boards, with the assistance of the audit committees, where appropriate, also approve the contents of major disclosure documents, including proxy circulars and proxy statements, and Annual Reports on Form 10-K.

Nortel Networks Corporation and Nortel Networks Limited communicate regularly with shareholders through press releases, as well as annual and quarterly reports. Investor and shareholder concerns are addressed on an on-going basis by the investor relations department and the corporate secretary of Nortel Networks Corporation and Nortel Networks Limited, and through the Internet home page at http://www.nortelnetworks.com.

e)	Integrity of internal control and management information systems	The boards and their respective audit committees are responsible for the supervision of the reliability and integrity of the accounting principles and practices, financial reporting and disclosure practices followed by management. Each audit committee is responsible for ensuring that management has established an adequate system of internal controls and maintains practices and processes to assure compliance with applicable laws.

TSE Corporate Governance
Guidelines			Comments

2.	a)	Majority of directors should be “unrelated” (independent of management and free from conflicting interest)	The respective boards of Nortel Networks Corporation and Nortel Networks Limited are comprised of eleven members. The board of Nortel Networks Corporation will be comprised of ten members effective upon the election of directors at the meeting. The board of Nortel Networks Limited will be comprised of ten members effective upon the election of directors by Nortel Networks Corporation. Nine of the ten nominees for election as directors of Nortel Networks Corporation and Nortel Networks Limited are “unrelated” directors.

	b)	If the corporation has a significant shareholder, the board should include directors who do not have interests in or relationships with the corporation or such significant shareholder	This requirement does not apply to Nortel Networks Corporation, since it does not have a significant shareholder. It does not apply to Nortel Networks Limited, since all of its voting and equity shares are owned by Nortel Networks Corporation.

3.		Disclose, for each director, whether he or she is related, and how that conclusion was reached	Of the nominees for election as directors, F.A. Dunn, the President, Chief Executive Officer and Chief Financial Officer of Nortel Networks Corporation and Nortel Networks Limited is the only “related” director as defined in the TSE Corporate Governance Guidelines. J.A. Roth, who is not standing for re-election as a director, is the former President and Chief Executive Officer of Nortel Networks Corporation and Nortel Networks Limited and non-executive Vice-Chairman. He was also appointed a member of the Office of the Chief Executive of each of Nortel Networks Corporation and Nortel Networks Limited from November 1, 2001 to February 28, 2002. Mr. Roth is also considered a “related” director.

As for the remainder of the nominees, namely J.J. Blanchard, R.E. Brown, J.E. Cleghorn, L.Y. Fortier, R.A. Ingram, W.A. Owens, G. Saucier, S.H. Smith, Jr., and L.R. Wilson, none of them or their associates: (i) have been employees of Nortel Networks Corporation or Nortel Networks Limited or their respective subsidiaries, or (ii) have business or other relationships with or have received remuneration from Nortel Networks Corporation or Nortel Networks Limited or their respective subsidiaries (other than directors’ remuneration), which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of the corporation. Consequently, all such directors are considered to be “unrelated” to Nortel Networks Corporation and Nortel Networks Limited.

TSE Corporate Governance
Guidelines				Comments

4.	a)	Appoint a committee of directors responsible for proposing to the	The committee on directors of Nortel Networks Corporation is primarily responsible for:
full board new nominees to
		the board and for assessing directors	•	identifying new candidates for election or appointment
		on an ongoing basis		to the board of directors;

			•	making recommendations to the board of directors on
corporate governance matters such as the size and composition of the board;

			•	the compensation, tenure and evaluation of the board;

			•	the structure, responsibility and composition of committees of the board; and

			•	consideration of nominations of persons recommended by shareholders for election to the board.

In identifying candidates for election or appointment to the board of directors, the committee on directors, recognizing the benefits of diversity, seeks to select candidates who by virtue of their differing skills, areas of expertise, professional and personal backgrounds and geographic location are best able to contribute to the direction of the business and affairs of Nortel Networks Corporation.

The board of directors of Nortel Networks Limited is apprised of the deliberations of the committee on directors of Nortel Networks Corporation and makes all corporate governance determinations on behalf of Nortel Networks Limited.

	b)	Composed exclusively of outside (non-management) directors, a majority of whom are unrelated	The members of the committee on directors of Nortel Networks Corporation are L.Y. Fortier (Chairman), R.A. Ingram and L.R. Wilson, each of whom are outside and “unrelated” directors. Although as an executive Chairman of the Board and a member of the Office of the Chief Executive of each of Nortel Networks Corporation and Nortel Networks Limited from November 1, 2001 to February 28, 2002, Mr. Wilson would not have been considered an outside director as defined in the TSE Corporate Governance Guidelines, the board of directors of Nortel Networks Corporation nevertheless considered Mr. Wilson independent of management during such period.

5.		Implement a process for assessing the effectiveness of the board, its committees and individual directors	The chairman of the boards and the chairman of each of the committees of the boards are responsible for ensuring the effective administration and performance of the boards and their committees, respectively. The committee on directors of Nortel Networks Corporation has primary responsibility for corporate governance matters (see Item 4(a) above). Commencing in 1994, the committee on directors of Nortel Networks Limited conducted and, following May 1, 2000, the committee on directors of Nortel Networks Corporation has conducted, for both boards an annual survey of directors on the effectiveness of the operations of the boards and their respective committees, and a director self-evaluation. In 2001, the survey was expanded to include an evaluation of individual director effectiveness.

TSE Corporate Governance
Guidelines		Comments

6.	Provide an orientation and education program for new directors	New directors of Nortel Networks Corporation and Nortel Networks Limited receive an induction package and, in addition, executive briefing sessions are generally arranged. The boards also receive periodic presentations from senior management on issues relevant to the business of Nortel Networks Corporation and Nortel Networks Limited, as well as the industry and competitive environment in which they operate.

7.	Consider reducing board size, with a view to improving effectiveness	The boards are of the view that their respective size (ten members effective upon the election of directors at the shareholders’ meeting) is conducive to efficient decision-making.

8.	Board should review compensation of directors in light of risks and responsibilities	The boards and the committee on directors of Nortel Networks Corporation periodically review the adequacy and form of compensation (cash or stock-based) received by directors to ensure that the compensation received by the directors accurately reflects the risks and responsibilities involved in being an effective director. The compensation of directors is considered on a combined basis by the board of Nortel Networks Corporation in light of the overall governance structure of Nortel Networks Corporation and Nortel Networks Limited.

9.	Committees of the board should generally be composed of outside (non-management) directors, a majority of whom are unrelated directors	Each of the current committees of the boards is composed entirely of outside and “unrelated” directors, except the executive committees (four of six members of each executive committee are outside and “unrelated” directors). The joint succession committee of the boards which was disbanded on October 25, 2001, was composed of five members, of which four were outside and unrelated directors.

The executive committees of Nortel Networks Corporation and Nortel Networks Limited have identical membership and mandates. During periods between meetings of the boards or in extenuating circumstances, the executive committees may exercise, subject to certain limitations, all authority and powers of the boards of directors. The members of the executive committees of Nortel Networks Corporation and Nortel Networks Limited are L.R. Wilson (Chairman), F.A. Dunn, L.Y. Fortier, R.A. Ingram, J.A. Roth, and S.H. Smith, Jr.

The customer finance committee of Nortel Networks Limited is primarily responsible for reviewing customer financings to be provided by Nortel Networks Limited or a subsidiary, reporting on such matters to the board and making recommendations for approval by the board with respect thereto, if approval of the board is required in accordance with the customer financing authority approved by the board from time to time. The members of the customer finance committee of Nortel Networks Limited are R.A. Ingram (Chairman), J.J. Blanchard, R.E. Brown, J.E. Cleghorn, W.A. Owens, G. Saucier, and L.R. Wilson.

TSE Corporate Governance
Guidelines	Comments

The pension fund policy committee of Nortel Networks Limited is primarily responsible for the general oversight of the administration and investment of pension funds maintained by Nortel Networks Limited and appropriate subsidiaries, which includes the review and approval of the investment policies and goals to be followed in the investment of pension funds, as well as the appointment and removal of investment managers, financial advisors, auditors, custodians or trustees. The pension fund policy committee also receives audited financial statements of the pension funds and recommends their approval by the board. The members of the pension fund policy committee of Nortel Networks Limited are S.H. Smith, Jr. (Chairman), J.J. Blanchard, R.E. Brown, L.Y. Fortier, W.A. Owens, and G. Saucier.

The joint leadership resources committee is a joint committee of the boards. It is primarily responsible for approving, where appropriate, matters related to the strategic direction and overall effectiveness of the management of human resources and compensation, senior management succession planning, the appointment and compensation of key members of senior management, the assessment of the senior management leadership team and the appointment of officers of the corporations and for making recommendations for approval by the boards of directors with respect to such matters. The members of the joint leadership resources committee are R.E. Brown (Chairman), L.Y. Fortier, R.A. Ingram, W.A. Owens, S.H. Smith, Jr., and L.R. Wilson.

The audit committees of Nortel Networks Corporation and Nortel Networks Limited have identical memberships. The audit committees are responsible for the oversight of the reliability and integrity of the accounting principles and practices, financial reporting, and disclosure practices followed by management of Nortel Networks Corporation, Nortel Networks Limited and their subsidiaries. The audit committees also have oversight responsibility to ensure that management has established adequate systems of internal controls and maintains practices and processes to ensure compliance with applicable laws. The audit committees review the independence of the external auditors and confirm to the boards the independence of the external auditors in accordance with applicable regulations. Each audit committee has direct access to communications with the internal auditors and external auditors to discuss and review specific issues as appropriate. The members of the audit committees of Nortel Networks Corporation and Nortel Networks Limited are J.E. Cleghorn (Chairman), J.J. Blanchard, R.E. Brown, R.A. Ingram and G. Saucier.

Regarding the committee on directors, see Items 4(a) & 4(b).

TSE Corporate Governance			Comments
Guidelines
The joint succession committee, was a joint committee of the boards, primarily responsible for determining the criteria to be used in the search for a successor to J.A. Roth as President and Chief Executive Officer of Nortel Networks Corporation and Nortel Networks Limited, selecting and interviewing the candidates, and for making recommendations to the boards with respect to the appointment and terms of employment of the recommended successor to the President and Chief Executive Officer. The members of the joint succession committee were L.R. Wilson (Chairman), R.E. Brown, L.Y. Fortier, R.A. Ingram and J.A. Roth. The joint succession committee held five meetings and was disbanded on October 25, 2001 following the appointment of F.A. Dunn as President and Chief Executive Officer of Nortel Networks Corporation and Nortel Networks Limited.

10.		Board should expressly assume responsibility for, or assign to a committee the general responsibility for, the approach to corporate governance issues	See Items 4(a) & 4(b).

11.	a)	Define limits to management’s responsibilities by developing mandates for:

		(i) the board	The respective boards act in a supervisory role and expect management to be responsible for the day-to-day operations of each corporation and to implement the approved corporate objectives and strategic business plans within the context of authorized budgets, specific delegations of authority for various matters, and corporate policies and procedures. Management is expected to report regularly to the boards of directors in a comprehensive, accurate and timely fashion on the business and affairs of each corporation.

Any responsibility that is not delegated to senior management or to a committee of either board remains with the board. The boards regularly receive and consider reports and recommendations from their committees and, where required, from outside advisors. See Item 1.

		(ii) the Chief Executive Officer	The boards set objectives for the chief executive officers and review performance against those objectives at least annually. These objectives include the general mandate to implement the approved corporate objectives and the strategic business plan (see Item 1(a)).

	b)	Board should approve Chief Executive Officer’s corporate objectives:	See Item 11(a)(ii).

TSE Corporate Governance			Comments
Guidelines

12.	Establish procedures to enable the board to function independently of management		Mr. Wilson, the current non-executive Chairman of the Board of Nortel Networks Corporation and of Nortel Networks Limited served in a non-executive capacity from April 26, 2001 to October 31, 2001 and was chosen from the existing directors. He served in an executive capacity and as a member of the Office of the Chief Executive of Nortel Networks Corporation and Nortel Networks Limited from November 1, 2001 to February 28, 2002, when the Office of the Chief Executive was dissolved and he resumed his position as non-executive Chairman of the Board of both companies. During his appointment in an executive capacity, the boards continued to consider Mr. Wilson independent of management (see Item 4(b)) and he continued to be responsible for ensuring that the boards discharged their responsibilities independent of management. In addition, the boards meet periodically in executive sessions chaired by the Chairman of the Board and without management present and have access to information independent of management through the external auditors. The boards believe that sufficient processes are in place to enable them to function independently of management.

13.	a)	Establish an audit committee with a specifically defined mandate	The membership and the mandates of the audit committees of Nortel Networks Corporation and Nortel Networks Limited are identical. Nortel Networks Corporation is required by the New York Stock Exchange to comply with the listing standards relating to audit committees, including reviewing and assessing the adequacy of its mandate on an annual basis. Each member of the audit committees of Nortel Networks Corporation and Nortel Networks Limited is “independent” as defined under such standards. See Item 9.

	b)	All members should be non-management directors	The audit committees of Nortel Networks Corporation and Nortel Networks Limited are comprised of directors who are neither officers or employees of Nortel Networks Corporation nor any of its subsidiaries, including Nortel Networks Limited. The members are also “unrelated” directors under the TSE Corporate Governance Guidelines.

14.	Implement a system to enable individual directors to engage outside advisors, at the corporation’s expense		The boards and each of the committees may retain outside advisors at their discretion and at the expense of Nortel Networks Corporation or Nortel Networks Limited, as the case may be, and if a director wishes to retain an outside advisor in special circumstances, the relevant board will consider such request on its merits.

          The board of directors of Nortel Networks Corporation held 24 meetings in 2001 and eleven meetings are scheduled for 2002. The board of directors of Nortel Networks Limited held 22 meetings in 2001 and eleven meetings are scheduled for 2002. Additional meetings of the boards of directors of Nortel Networks Corporation and Nortel Networks Limited and of their respective committees are held as required.

          The committees of the board of directors of Nortel Networks Corporation are:

•	the audit committee (which held ten meetings in 2001);

•	the executive committee (which held one meeting in 2001);

•	the committee on directors (which held four meetings in 2001); and

•	the joint leadership resources committee (which held eight meetings in 2001).

The committees of the board of directors of Nortel Networks Limited are:

•	the pension fund policy committee (which held four meetings in 2001);

•	the audit committee (which held ten meetings in 2001);

•	the executive committee (which held one meeting in 2001);

•	the joint leadership resources committee (which held eight meetings in 2001); and

•	the customer finance committee (which held nine meetings in 2001).

The joint succession committee of Nortel Networks Corporation and Nortel Networks Limited (which held five meetings in 2001) was disbanded on October 25, 2001.

AUDITOR INDEPENDENCE

     Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, including Deloitte Consulting, are the principal accountants of the Company and Nortel Networks Limited. Deloitte provides information technology consulting and other non-audit services to the Company and its subsidiaries, including Nortel Networks Limited. The audit committee of the Company’s board of directors has considered whether the provision of the non-audit services is compatible with maintaining Deloitte’s independence.

Audit Fees

     Deloitte billed the Company and its subsidiaries $7.0 million for the following professional services: audit of the annual financial statements of the Company and Nortel Networks Limited, for the fiscal year ended December 31, 2001 and for the review of the interim financial statements of the Company and Nortel Networks Limited included in quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2001.

Financial Information Systems Design and Implementation Fees

     Deloitte billed the Company and its subsidiaries $0.1 million for information technology consulting provided by Deloitte Consulting relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

     Deloitte billed the Company and its subsidiaries $4.6 million for audit related services and $15.0 million for other non-audit services for the fiscal year ended December 31, 2001. Audit related services generally include audits of stand-alone subsidiaries; due diligence and consultation on mergers, acquisitions, dispositions and other business transactions; issuance of consents and comfort letters; and audits of the Company’s and its subsidiaries’ employee benefits plans. Other non-audit services generally include advice with respect to taxation matters; information technology services relating to non-financial information systems design and implementation; and other strategic consulting activities. Approximately $6.7 million of the total non-audit services billed by Deloitte was for services provided by Deloitte Consulting.

     On February 6, 2002, Deloitte Touche Tohmatsu announced its intention to separate Deloitte Consulting from Deloitte.

REPORT OF THE AUDIT COMMITTEE OF NORTEL NETWORKS CORPORATION

     The audit committee of the Company has reviewed and discussed with senior management the audited financial statements of the Company for the fiscal year ended December 31, 2001. The audit committee has discussed with Deloitte & Touche LLP, the independent auditors of the Company, the matters required to be discussed by the Statement on Auditing Standards (SAS) No. 61 (Communication with Audit Committees), as amended by SAS No. 89 (Audit Adjustments) and SAS No. 90 (Audit Committee Communications). The audit committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the audit committee has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP as auditor of the Company. Based on the foregoing, the audit committee of the Company has recommended to the board of directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the United States Securities and Exchange Commission.

     This report is dated as of March 5, 2002 and has been submitted by J.E. Cleghorn (Chairman), J.J. Blanchard, R.E. Brown, R.A. Ingram and G. Saucier.

     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the United States Securities Act of 1933 or the United States Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the United States Securities and Exchange Commission, in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

APPOINTMENT OF AUDITORS

     At the meeting, you will be asked to appoint Deloitte & Touche LLP as the Company’s auditors until the Company’s next annual meeting. Deloitte & Touche LLP will be appointed if a majority of the votes cast by those of you who are present in person or represented by proxy at the meeting are in favor of this action.

     We recommend that you vote FOR the appointment of Deloitte & Touche LLP. Deloitte & Touche LLP and its predecessors have acted as auditors for the Company since 2000 and for Nortel Networks Limited and its predecessors since 1914.

     IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED IN FAVOR OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, UNLESS YOU SPECIFICALLY INDICATE ON THE FORM THAT YOU DESIRE TO WITHHOLD YOUR VOTE.

     Arrangements have been made for one or more representatives of Deloitte & Touche LLP to attend the meeting. Deloitte & Touche LLP’s representatives will be given an opportunity to make a statement and to answer appropriate questions.

SHAREHOLDER PROPOSAL

     Set forth in Schedule “A” to this proxy circular and proxy statement is a shareholder proposal that has been submitted for consideration at the Company’s annual and special meeting of shareholders and which the Company is legally required to include in this proxy circular and proxy statement. If the shareholder proposal is submitted to a vote at the annual and special meeting, it will be approved if a majority of the votes cast by those of you who are present in person or represented by proxy at the meeting are in favor of this action.

     We recommend that you vote AGAINST the approval of the shareholder proposal set forth in Schedule “A” hereto.

     IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED AGAINST THE SHAREHOLDER PROPOSAL SET FORTH IN SCHEDULE “A” HERETO, UNLESS YOU OTHERWISE SPECIFICALLY INDICATE ON THE FORM OF PROXY.

INFORMATION CONCERNING THE COMPANY

     You can obtain the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, the Company’s 2001 audited consolidated financial statements, and additional copies of this document on the Nortel Networks Corporation website at www.nortelnetworks.com or by writing to or calling the Corporate Secretary, Nortel Networks Corporation, 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T 5P6, (905) 863-0000.

DIRECTORS’ APPROVAL

     The contents and the sending of this proxy circular and proxy statement have been approved by the board of directors of the Company.

February 28, 2002

/s/ Deborah J. Noble Deborah J. Noble Corporate Secretary Nortel Networks Corporation

Nortel Networks and the Nortel Networks Globemark
are trademarks of Nortel Networks Limited

SCHEDULE “A”

SHAREHOLDER PROPOSAL

The following shareholder proposal has been submitted for consideration at the annual and special meeting of shareholders of the Company. As outlined below, the Board of Directors and management of the Company are recommending voting AGAINST the shareholder proposal.

J. Robert (Bob) Verdun, of 29 Bristow Creek Drive, Elmira, Ontario N3B 3K6, beneficial owner of 1,500 common shares of the Company has submitted the following proposal. This proposal and Mr. Verdun’s supporting comments are set out verbatim in italics below.

Shareholder Proposal: Half of any shares acquired under options must be held for at least one year.

It shall henceforth be the policy of Nortel Networks Corporation to issue stock options (sic) the following restriction: At least 50% of the shares of the Company that are purchased with stock options must be retained by the purchaser for a minimum of one year.

Shareholder’s Explanation:

The primary stated objective of stock options is to enhance the alignment of the option-holder’s interests with those of the Company as a whole, and particularly of its shareholders. When an officer, director, or other insider buys shares under a stock option plan and immediately sells them into the open market, any benefit of alignment is lost. This new policy requiring the phased sale of shares purchased under options ensures that the benefiting individuals continue to have a keen interest in the ongoing success of the Company. In a typical situation, the option holder can recoup the cost of purchasing the stock under the terms of the option, but must wait a year before reaping a substantial profit. During that year, the individual will be the owner of a substantial number of shares and will be directly affected by fluctuations in market value, clearly in alignment with the interests of the shareholders at large.

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

The Company strongly supports the alignment of the interests of management and the directors of the Company with the interests of the shareholders. The Company’s overall employee compensation program is intended to attract, motivate and retain the key talent necessary for the Company and Nortel Networks Limited to be successful in the highly competitive business environment in which they operate. The Company’s stock option program is designed to encourage participants to acquire a proprietary interest in the Company and align their interests with those of the shareholders, to provide each participant with a significant incentive to further the growth and development of the Company and to retain individuals with experience and ability.

We believe that our existing stock option program aligns our option holder’s interests with those of the Company. Stock options granted under the stock option program are granted at exercise prices no less than the fair market value of the common shares on the date of grant and generally vest over a number of years. During the vesting periods and while the stock options remain outstanding, the option holders’ interests are clearly aligned with the interests of the shareholders to further the growth and development of the Company.

The Company, like many of its competitors in the high technology sector, has a broadly-based stock option program, with over 33,000 option holders located in various countries around the world. This proposal would result in the Company being at a competitive disadvantage relative to other companies with whom it competes for talent, thereby causing the Company to either increase the number of stock options granted or to increase the value of other compensation offered to employees in order to remain competitive. In addition, many of our option holders may not be able to finance the purchase of the common shares upon the exercise of stock options and pay the tax obligations triggered on such exercise, while still retaining the required 50 percent of the common shares acquired on the exercise of the stock options.

To further promote alignment with shareholder interests, share ownership guidelines were adopted for the executive officers of the Company in September 1994 and for the directors of the Company in June 1994. Executive officers are required within a period of time to accumulate and hold common shares of the Company having a value equal to a multiple of their base salary. The directors’ share ownership guidelines require directors to own 8,000 common

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shares (or share units) of the Company within a period of time following their election as a director of the Company or Nortel Networks Limited. The Company also has stock purchase plans and investment plans that are available to employees, including executive officers, to facilitate the purchase of common shares of the Company. We believe that our existing share option program and stock ownership guidelines accomplish the desired alignment with shareholder interests on a more effective, competitive basis than the proposal.

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Computershare Trust Company of Canada 100 University Avenue Toronto Ontario M5J 2Y1 Telephone 416-981-9500 1-800-834-9814 Facsimile 416-263-9524 1-866-249-7775
Proxy Number Issue ID Holder Account Number

Form of Proxy — Annual and Special Meeting of Shareholders of Nortel Networks Corporation

This proxy is solicited by the board of directors and the management of Nortel Networks Corporation for use at the Annual and Special Meeting of Shareholders to be held at the World Trade and Convention Centre, Halifax, Nova Scotia on Thursday April 25, 2002, at 11:15 a.m. (local time), or any postponements or adjournments of the meeting.

Notes to Proxy

1.	You have the right to appoint a different person or company (with appropriate documentation) of your choice, who need not be a shareholder, to attend and act on your behalf at the Annual and Special Meeting of Nortel Networks Corporation. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). The common shares represented by this form of proxy may be voted in the discretion of the proxyholder with respect to amendments or variations to the matters identified in the notice of meeting and with respect to other matters that may properly be brought before the meeting.

2.	If the common shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this form of proxy. If you are voting on behalf of a corporation or another individual you may require documentation evidencing your power to sign this form of proxy with signing capacity stated.

3.	The form of proxy should be signed in the exact manner as the name appears on the form of proxy.

4.	If the form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the holder.

5.	Your common shares represented by this form of proxy will be voted as you directed; however, if you do not direct your vote in respect of any matter, this form of proxy will be voted as recommended by Management.

ELECTRONIC ACCESS TO SHAREHOLDER COMMUNICATIONS

We are implementing a voluntary program for shareholders of the Company to view future proxy circular and proxy statements and other proxy related materials, annual reports and quarterly reports electronically. This will result in increased convenience to shareholders, benefits to our environment and reduced costs to the Company. This new initiative will give shareholders the ability to electronically access important Company documents easily and quickly.

•	Go to this Web site: www.computershare.com/ca/consent

•	Enter your CONTROL NUMBER and PIN NUMBER when prompted, and then follow the instructions on the screen.

CONTROL NUMBER THANK YOU	PIN NUMBER

This Form of Proxy is solicited by and on behalf of the Board of Directors and Management.

Appointment of Proxy

I/We being shareholder(s) of Nortel Networks Corporation hereby appoint(s): Lynton R. Wilson, or failing him Frank A. Dunn, or failing him Deborah J. Noble	OR	Print the name of the person you are appointing as your proxyholder if this person is someone other than Lynton R. Wilson, Frank A. Dunn or Deborah J. Noble as my/our proxy with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and in their discretion on all other matters that may come before the Annual and Special Meeting of Shareholders of Nortel Networks Corporation.

1.   Election of Directors

	For	Withhold		For	Withhold		For	Withhold
The Hon. James J. Blanchard			L. Yves Fortier			Sherwood H. Smith, Jr.
Robert E. Brown			Robert A. Ingram			Lynton R. Wilson
John E. Cleghorn			William A. Owens
Frank A. Dunn			Guylaine Saucier

2.   Appointment of Auditors — The Board of Directors recommends a vote FOR the Appointment of the Auditors.

	For	Withhold
Appointment of Deloitte & Touche LLP as Auditors

3.   Shareholder Proposal

The Board of Directors recommends a vote AGAINST the following Shareholder Proposal set forth in Schedule “A” to the accompanying Management Proxy Circular and Proxy Statement.

	For	Against
Shareholder Proposal			X	Mark this box if you plan on attending the meeting.

Quarterly Financial Statements Request

X	You may choose to access these reports at www.nortelnetworks.com. Under National Policy 41, you may elect annually to have your name added to Nortel Networks Corporation’s interim financial statements supplemental mailing list by marking this box.

Your proxy must be received by 10:15 a.m., Eastern Daylight Saving Time, on Wednesday, April 24, 2002

Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any form of proxy previously given with respect to the Meeting. If no voting preferences are indicated above, this form of proxy will be voted as recommended by Management.

Signature(s)	Date - Day	Month	Year

NTEQ

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